CONFORMED COPY







                                 LEASE AGREEMENT


LANDLORD:         ALCONBURY PROPERTIES III LIMITED

TENANT:           SERVICEPHARM INC.

PROPERTY:         PRINCETON RESEARCH CENTER




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                                TABLE OF CONTENTS

                                                                       Page

ARTICLE 1.      DEMISED PROPERTY AND TERM................................1

ARTICLE 2.      USE OF PROPERTY..........................................2

ARTICLE 3.      RENT.....................................................2

ARTICLE 4.      PAYMENT OF TAXES, ASSESSMENTS, UTILITIES, ETC............3

ARTICLE 5.      INSURANCE................................................7

ARTICLE 6.      DAMAGE OR DESTRUCTION....................................8

ARTICLE 7.      CONDEMNATION............................................12

ARTICLE 8.      REPAIRS AND MAINTENANCE.................................13

ARTICLE 9.      ALTERATIONS AND IMPROVEMENTS BY TENANT..................14

ARTICLE 10.     DISCHARGE OF LIENS......................................16

ARTICLE 11.     COMPLIANCE WITH LAWS, ORDINANCES, ETC...................16

ARTICLE 12.     LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS..........18

ARTICLE 13.     ENTRY ON PROPERTY BY LANDLORD...........................18

ARTICLE 14.     INDEMNIFICATION.........................................19

ARTICLE 15.     ASSIGNMENTS, SUBLETTING, MORTGAGES......................23

ARTICLE 16.     SURRENDER; HOLDING OVER.................................25

ARTICLE 17.     DEFAULT PROVISIONS......................................25

ARTICLE 18.     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT...........30

ARTICLE 19.     BILLS AND NOTICES.......................................31

ARTICLE 20.     QUIET ENJOYMENT.........................................32

ARTICLE 21.     COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES........32

ARTICLE 22.     ADDITIONAL RENT.........................................32

ARTICLE 23.     FURTHER ASSURANCES......................................33

ARTICLE 24.     INSPECTION..............................................33

ARTICLE 25.     RELEASE.................................................33

ARTICLE 26.     HAZARDOUS SUBSTANCES....................................33

ARTICLE 27.     CONDITION OF THE PROPERTY...............................36

ARTICLE 28.     ESTOPPEL CERTIFICATE....................................37

ARTICLE 29.     SURVIVAL OF OBLIGATIONS.................................37

ARTICLE 30.     MISCELLANEOUS...........................................37

ARTICLE 31.     RENEWAL OPTION..........................................39

ARTICLE 32.     DEFINITIONS.............................................39

ARTICLE 33.     SECURITY DEPOSIT........................................44

ARTICLE 34.     BUILDING ADDITION.......................................44

ARTICLE 35.     LANDLORD DEVELOPMENT....................................45

ARTICLE 36.     RIGHT OF FIRST OFFER....................................45

ADDENDUM OF GUARANTY
EXHIBIT A - DESCRIPTION OF THE PROPERTY
EXHIBIT B - SCHEDULE OF PERSONAL PROPERTY
EXHIBIT C - SCHEDULE OF MATERIALS
EXHIBIT 3.01 - RENT SCHEDULE
EXHIBIT 4.01(IV) - IMPOSITION RECALCULATION ARBITRATION EXHIBIT
5.01 - INSURANCE COVERAGE EXHIBIT
6.01 - REPAIR PERIOD ARBITRATION EXHIBIT
7.02 - CONDEMNATION ARBITRATION EXHIBIT
31.01 - RENT SCHEDULE FOR ADDITIONAL TERM(S)



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     THIS LEASE  AGREEMENT  (this "Lease") made as of the 14th day of June, 2005 between ALCONBURY PROPERTIES III LIMITED, a British Virgin Islands corporation (hereinafter called "Landlord") and SERVICEPHARM INC. a New Jersey corporation (hereinafter called "Tenant").

                                   BACKGROUND

     A. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord, all the land located at 100 Mettlers Road, East Millstone, New Jersey 08875 ("Land"), together with the buildings ("Leased Buildings"), and other improvements, fixtures and building mechanical systems (including their distribution systems) located thereon and the easements and appurtenances pertaining thereto (together with the Land and Leased Buildings, the "Property"), on the terms hereinafter set forth.

     B. NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              W I T N E S S E T H:

ARTICLE 1       Demised Property and Term.

     1.01. Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of the Tenant, its successors and assigns, to be paid, kept and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the covenants, agreements, provisions, limitations and conditions hereinafter expressed, the Property. The Property shall also include any rights Landlord may have in any ancillary parking and accessways located outside of the Land. The Property shall not include that property located on the above-described Land ("Personal Property") that are (i) set forth on the schedule of personal property attached to this Lease as Exhibit B, or (ii) separately owned by Tenant.

     1.02. Tenant shall enjoy the tenancy of the Property subject to the provisions hereof, for a term ("Lease Term") commencing (the "Commencement Date") on June 14, 2005 (the date upon which the transaction contemplated by that certain Purchase and Sale Agreement between Landlord and Tenant and dated as of June 14, 2005 is consummated) and ending (the "Expiration Date") at 11:59 p.m. on the date that is one (1) day before the thirtieth anniversary of the Commencement Date, or on such earlier date upon which the term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law, or on such later date if the term of this Lease is extended pursuant to Article 31 of this Lease.

     1.03. The parties agree that Landlord may at its sole election, from time to time during the Lease Term upon at least six months' prior written notice to Tenant, revise the Land configuration of the Property, by withdrawing all or part of the Withdrawable Area described on Exhibit A, thereby reducing the area in which Tenant may claim use and possession by withdrawing all or part of such space, and such area shall thereafter not be part of the Property

ARTICLE 2       Use of Property.

     2.01. The Property shall be used solely for science research and development and other functions related to such permitted use, including office and light industrial use, and for no other use. If Tenant desires to use the Property for a use other than as described above, Tenant shall make such request in writing to Landlord. Landlord shall not unreasonably withhold, condition or delay Landlord's written approval to Tenant's requested alternate use. Landlord's consent to any alternate use shall not constitute a waiver of Landlord's right to withhold its prior written consent to any future alternate use. Landlord shall not be deemed to have unreasonably withheld its consent if, in the reasonable judgment of Landlord, the purpose for which Tenant intends to use the Property (or portion thereof) is or would be in violation of any other terms of this Lease. The foregoing is merely an example of the reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent.

     2.02. Tenant will not use or occupy or allow the Property or any part thereof to be used or occupied for any illegal, or unlawful purpose or use in violation of any certificate of occupancy or certificate of compliance covering or affecting the use of the Property or any part thereof. Tenant shall have the right to occupy the Property (subject to the terms of this Lease) from and after the Commencement Date. Tenant shall comply with, in all material respects, all covenants, conditions and restrictions of public record affecting the Property. Tenant may not use or occupy the Property, or permit the Property to be used or occupied (including without limitation subleasing the Property or any part thereof or assigning this Lease to any other party conducting a business other than the uses permitted hereunder) in such a manner that is inconsistent with past practices or that causes the value or usefulness of the Property or any part thereof, to materially diminish (reasonable wear and tear and damage from casualty or condemnation excepted) which would constitute waste.

ARTICLE 3       Rent.

     3.01. Tenant covenants and agrees to pay to Landlord, in lawful money of the United States, at the address specified above or such other place as Landlord shall designate by written notice to Tenant, during the aforesaid term, a fixed rent ("Net Rent") in the amounts set forth in Exhibit 3.01.

     3.02. This is a "net, net, net lease". It is the purpose and intent of Landlord and Tenant that this is an absolute triple net lease, that the Net Rent shall be net to Landlord, so that the Lease shall yield, net, to Landlord, the Net Rent specified in Section 3.01 of this Article 3 in each year during the term of this Lease and that all costs, expenses and obligations of every kind and nature whatsoever in connection with or relating to the Property shall be the obligation of Tenant and shall be paid by Tenant, except as may be expressly set forth otherwise herein.

     3.03. Net Rent shall be paid for the period beginning on the Commencement Date and ending on the Expiration Date. Net Rent shall be paid in equal quarterly installments each in advance on the first day of each and every calendar quarter beginning July 1, 2005 and shall be readjusted annually commencing January 1, 2006. The Net Rent shall be paid to Landlord promptly when due without notice or demand therefor, and without any abatement, deduction or set-off for any reason whatsoever (except as may be expressly set forth otherwise herein.).

     3.04. Tenant will also pay to Landlord promptly when due, in lawful money of the United States at the address specified above or such other place as Landlord shall designate by notice to Tenant, without notice or demand therefor and without any abatement, deduction or set-off for any reason whatsoever (except as may be expressly set forth otherwise herein), as additional rent (the "Additional Rent"), all sums, Impositions (as defined in Section 4.01 hereof), costs, expenses and other payments which Tenant, under any of the provisions of this Lease assumes or agrees to pay or which shall become due and payable from Tenant to Landlord under this Lease (other than Net Rent).

     3.05. In the event any quarterly installment of Net Rent or any payment of Additional Rent is not received by the Landlord within ten (10) days after the day when due, a one-time late fee equal to the calculation of late fee provided in any first mortgage loan secured against the Property, and if no such first mortgage loan late fee calculation exists, then 5% of the amount due shall be due and payable until the full amount of the Net Rent installment or Additional Rent payment is received by Landlord. In addition, in the event any quarterly installment of Net Rent or any payment of Additional Rent is not received by Landlord within ten (10) days after the day when due, such payment shall bear Interest (as defined in Section 32.25 in this Lease) from such tenth day until paid.

     3.06. If the Commencement Date occurs on a day other than the first day of a quarter, the Net Rent for such partial calendar month shall be prorated and paid on the Commencement Date. Any apportionments or prorations of Net Rent or Additional Rent to be made under this Lease shall be computed on the basis of a 365-day year.

     3.07. No payment by Tenant or receipt or acceptance by Landlord of an amount other than the correct Net Rent or Additional Rent shall be deemed to be anything other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law or equity provided.

     3.08. Tenant shall pay Net Rent and Additional Rent as above and as herein provided, by wire transfer or good and sufficient check.

ARTICLE 4      Payment of Taxes, Assessments, Utilities, Etc.

     4.01. Except as hereinafter provided in Sections 4.02 and 4.03 of this Lease, Tenant covenants and agrees to pay, not later than the first day on which any interest or penalty will accrue or be assessed for the non-payment thereof, all of the following items applicable to or affecting the Property or any part thereof accruing or payable from and after the Commencement Date and during the term of this Lease or applicable thereto (all such following items being hereinafter collectively referred to as "Impositions", and any of the same being hereinafter individually referred to as an "Imposition"): (a) all real estate taxes and assessments (including, without limitation, assessments for special business improvement or assessment districts), (b) personal property taxes, (c) occupancy and rent taxes, (d) water and sewer rents, rates and charges, and vault taxes, (e) county real estate taxes and charges, (f) local authority rates and municipal taxes and charges; (g) charges for public utilities, (h) license and permit fees, (i) any taxes, assessments or governmental levies, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time prior to or during or applicable to the term of this Lease or any part thereof may be assessed, levied, confirmed, imposed upon, or grow or accrue or become due and payable out of, or charged with respect to, or become a lien on, the Property or any part thereof, or any appurtenances to the Property, or the rent or income received therefrom, or any use or occupation of the Property, or the Net Rent and Additional Rent payable hereunder, or any document to which Tenant is a party creating or transferring an interest or estate in the Property (excepting taxes, assessments or governmental levies relating to the recording of this Lease (or a memorandum thereof), if such recording is requested by Landlord), and (j) any fines or penalties or similar governmental charges applicable with respect to any of the foregoing, together with interest and costs thereon; provided, however, that

     (i) if, by law, any Imposition which is an assessment not related to general real estate taxes may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments plus interest as may become due during the term of this Lease, provided that all such payments shall be made before any fine, penalty, further interest or other charge for non-payment of any installment may be added thereto and provided further that all such installments for any such Imposition imposed or becoming a lien during the term of this Lease shall be paid in full on or before the Expiration Date subject to apportionment as provided in paragraph (ii) below.

     (ii) any Imposition (including, without limitation, those Impositions which have been converted into installment payments by Tenant as referred to in subsection (i) of this Section 4.01), relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time before the Commencement Date or after the Expiration Date, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Property, or shall become payable, during the term of this Lease) be adjusted between Landlord and Tenant as of the commencement and expiration of the term of this Lease, as the case may be, so that Landlord shall pay that portion of such Imposition in proportion to that part of the applicable fiscal period falling after the Expiration Date or prior to the Commencement Date, and Tenant shall pay the remainder thereof.

     (iii) Tenant's obligation to pay Impositions shall be subject to any tax abatements or exemptions associated with the Property.

     (iv) Tenant and Landlord agree that upon any change in the status of the tax parcel of which the Property is a portion or the taxes attributable to it, that the Landlord and Tenant shall timely agree on a calculation of the Imposition for which Tenant is liable under this Lease or shall subject such decision to arbitration in accordance with the protocol set forth in Exhibit 4.01(iv).

     Tenant shall exhibit to Landlord upon request paid receipts, if available, or other evidence of payment reasonably satisfactory to Landlord for all of the above items in this Section 4.01 prior to the date such Impositions would accrue interest or penalties for non-payment.

     4.02. Nothing herein contained shall require Tenant to pay municipal, state or federal income, excess profits, capital levy, estate, succession, inheritance, transfer or gift taxes of Landlord, or any corporate franchise tax imposed upon Landlord or any tax or other imposition imposed because of the nature of the business entity of Landlord provided, however, that if at any time during the term of this Lease, the method of taxation prevailing at the Commencement Date shall be altered so that any new tax, assessment, levy (including, but not limited to, any municipal, state or federal levy), imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Property and shall be imposed upon Landlord, then all such new taxes, assessments, levies, impositions or charges, or the part thereof, shall be deemed to be included within the term "Impositions" to the extent that such Impositions would be payable if the Property were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.

     4.03. Subject to Tenant's rights under Section 4.04, Landlord shall have the right, at its sole option, to arrange for all or any portion of the Impositions to be paid by Landlord to the applicable governmental authorities or utility providers, as the case may be. In such event, Tenant shall pay such Impositions to Landlord after Tenant's receipt of notice (which notice must be received by Tenant at least fifteen (15) days prior to the date by which an appeal of the applicable Imposition must be filed; provided, however, if Landlord does not receive written notice of such Imposition at least fifteen
(15) days prior to the date by which an appeal of the applicable Imposition must be filed, Landlord shall only be required to provide Tenant written notice of such Imposition within five (5) business days after Landlord's receipt of such notice) from Landlord of such Impositions being due to the applicable governmental authorities and prior to penalties or interest accruing for the non-payment thereof. In the event that Landlord fails to provide notice of the Imposition to Tenant in the time required above, Tenant shall not be required to pay any incremental increase in the Imposition over the previous year to the extent that a timely appeal of such Imposition by Tenant would have resulted in a reduction of the Imposition by such incremental amount. Upon receipt of Tenant's payment for such Impositions, Landlord shall cause such Impositions to be paid to the applicable governmental authorities or utility providers, as the case may be.

     4.04. (i) If permitted by applicable law, and provided no Event of Default (as defined in Section 17.01 of this Lease) is then in existence, Tenant shall have right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, and notwithstanding the provisions of Sections 4.01 or 4.03 of this Lease, Tenant may postpone or defer payment of such Imposition, if and only if:

     (a) neither the Property nor any part thereof would by reason of such postponement or deferment be, in the reasonable judgment of Landlord (exercised in good faith), in danger of being forfeited or lost; and (b) no criminal liability could be, in the reasonable judgment of Landlord (exercised in good faith), imposed on Landlord by reason of such postponement or deferment, and

     (b) If such contested Imposition is an amount greater than $100,000 Tenant shall have deposited with Landlord or the assessing body (a) the amount (in cash, letter of credit or other cash equivalent) so contested and unpaid, together with all interest and penalties as reasonably estimated by Landlord in connection therewith and all charges as reasonably estimated by Landlord that may or might be assessed against or become a lien or charge on the Property or any part thereof in such proceedings, or (b) such other security (in the form of a surety company bond or otherwise) reasonably required by the assessing body or as Tenant may otherwise elect, subject to Landlord's consent thereto, which consent will not be unreasonably withheld, conditioned or delayed.

     (ii) Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof as finally determined to be due in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith, and, upon such payment, Landlord shall, provided an Event of Default is not then in existence, return, without interest, any amount still on deposit with it with respect to such Imposition as aforesaid. If at any time during the continuance of such proceedings Landlord or the assessing body shall reasonably deem the amount deposited or the undertaking insufficient, Tenant shall, upon twenty (20) days prior written notice, make an additional undertaking or deposit with Landlord or the assessing body as Landlord or the assessing body reasonably may request, and upon failure of Tenant so to do, the amount theretofore deposited shall be applied by Landlord or the assessing body to the payment, removal and discharge of such Imposition and the interest and penalties in connection therewith and any costs, fees (including, without limitation, reasonable attorneys' fees and disbursements) or other liability accruing in any such proceedings, and the balance, if any, shall be returned to Tenant or the deficiency, if any, shall be paid by Tenant immediately on demand of Landlord to the taxing authority to which such Imposition is payable.

     (iii) Either Landlord or Tenant may, if it shall so desire, endeavor at any time or times to obtain a lowering of the assessed valuation upon the Property, or any part thereof, for the purpose of reducing taxes thereon, and in such event, the other party will cooperate in effecting such reduction.

     4.05. Landlord shall not be required to join in any proceedings referred to in Section 4.04 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Property, in which event, Landlord shall join in such proceedings or permit the same to be brought in its name. Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceedings (excepting proceedings initiated by Landlord in order to have the assessed value of the Property reduced), and Tenant will indemnify and save harmless Landlord from and against any such costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, and from any liability resulting from such proceedings, except from any proceeding initiated by Landlord, in which case Landlord shall indemnify and save harmless Tenant from and against any such costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, and from any liability resulting from such proceedings. Tenant shall be entitled to any refund with respect to any Imposition and penalties or interest thereon which have been paid by Tenant (whether directly or through escrowed funds), or which have been paid by Landlord but previously reimbursed in full to Landlord by Tenant.

     4.06.  The  certificate,   advice  or  bill  of  the  appropriate  official
designated by law to make or issue the same or to receive payment of any Imposition, indicating the non-payment of such Imposition, shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

     4.07.  Unless  Landlord elects to make such payments as provided in Section
4.03 by written notice to Tenant at least fifteen (15) days prior to the date by which an appeal of applicable Imposition must be filed, Tenant shall make all payments of Impositions directly to the appropriate taxing authorities; provided, however, if Landlord does not receive written notice of such Imposition at least fifteen (15) days prior to the date by which an appeal of the applicable Imposition must be filed, Landlord shall only be required to provide Tenant written notice of such Imposition within five (5) business days after Landlord's receipt of such notice.

     4.08. Immediately after the Commencement Date, Tenant shall, with Landlord's cooperation, pay directly at its sole expense (as provided in Section 4.01), and maintain all water, gas, heat, light, power, telephone, sewer, sprinkler charges, telecommunications, cable, UPS and electrical substations, fuel storage, gas supplies (together, "Utilities") and other private or public utilities and utility services used on or at the Property, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Property, and any maintenance charges for utilities. If Tenant desires any utilities that are not currently being provided to the Property, Tenant shall cause the same to be installed all at Tenant's sole cost and expense. Any transferable abatements relating to such utilities shall also be transferred from Landlord to Tenant simultaneously therewith. Landlord shall not be liable for, and there shall be no abatement of rent because of, any interruption or failure of any utility service on the Property. Landlord shall have the right to obtain utility service from such Utilities on the Property, at Landlord's sole cost for installation and for service usage, provided that it does not diminish Tenant's supply to the extent appropriate for Tenant's use.

ARTICLE 5      Insurance.

     5.01. At all times during the term of this Lease, Tenant, at its own cost and expense, shall carry and maintain insurance coverage at least as broad in the aggregate as the insurance set forth in Exhibit 5.01 or such additional coverage related to Tenant or the Property, as may be required by Landlord's mortgagee under the term of such mortgage loan. Landlord may, at any time, upon advance written notice to Tenant, elect to assume from Tenant the responsibility for carrying and maintaining the insurance coverage set forth in Exhibit 5.01; in such event, Landlord may charge Tenant the amounts necessary to maintain such insurance coverage.

     5.02. In addition to the insurance carried by Tenant, during the course of any alteration or repair work undertaken by a contractor hired by or for Tenant, Tenant shall require such contractor to carry public liability insurance in limits of not less than the amounts herein specified for Tenant or such other amounts reasonably approved by Landlord. Tenant may at its option afford insurance coverage under a blanket insurance policy instead of a separate policy or policies, provided that the certificate or certificates issued under such blanket insurance policy, and the coverage afforded thereby, conforms in all respects to the requirements hereof.

     5.03. All policies of insurance provided for in this Agreement shall name any mortgagee of the fee of the Property known to Tenant and Tenant under a standard mortgagee clause if commercially available as well as additional insureds as their respective interests may appear, which names shall be provided to Landlord prior to the execution of the applicable certificate of insurance. Subject to and in accordance with the provisions of Article 6 hereof, such policies shall also be payable, if required by any fee mortgagee, to such fee mortgagee as the interest of any such mortgagee may appear.

     5.04. Tenant shall not knowingly violate or permit to be violated any of the reasonable conditions, provisions or requirements of any insurance policy required by this Article 5, and Tenant shall perform, satisfy and comply with or cause to be performed, satisfied and complied with the reasonable conditions, provisions and requirements of the insurance policies and the companies writing such policies so that, at all times, companies reasonably acceptable to Landlord provide the insurance required by this Article 5, provided that, in situations in which Landlord has elected to assume the responsibility for carrying and maintaining the insurance coverage set forth on Exhibit 5.01, the Tenant shall have been notified in writing of the conditions, provisions and requirements of the insurance policies and companies.

ARTICLE 6      Damage or Destruction.

     6.01. (i) Except in the case of damage to or destruction of any of the buildings listed on Exhibit 8.03 hereof, in case of damage to or destruction of the Property or any part thereof by fire or other casualty, Tenant will promptly give written notice thereof to Landlord. Within twenty (20) days after the date Tenant has knowledge of such fire or other casualty, Tenant shall provide Landlord with a written certification of the time period within which the Property can be restored (the "Repair Estimate"). The Repair Estimate shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord and Tenant cannot agree on the Repair Estimate, they shall submit the dispute to arbitration in accordance with
Exhibit 6.01 attached hereto ("Arbitration"). If the Repair Estimate provides that the Property can be restored within 365 days after the date of such fire or other casualty (as set forth in the Repair Estimate, if approved by Landlord), Tenant shall promptly restore the Property in accordance with this Article 6. If the Repair Estimate provides that such restoration takes more than 365 days to complete after the date of such fire or other casualty, Tenant may terminate this Lease by providing written notice thereof to Landlord within sixty (60) days after Landlord's approval of Tenant's Repair Estimate.

     (ii) If the damage or destruction occurs during the last two years of the term of this Lease, and if the Repair Estimate provides that such restoration shall take more than 365 days to complete after the date of such fire or other casualty, Tenant may terminate this Lease by providing written notice thereof to Landlord within 20 days after the date of such Repair Estimate.

     (iii) If Tenant elects to terminate this Lease, Tenant shall assign to Landlord and Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant to the extent of its insurable interest.

     (iv) If Tenant is required to restore the Property, Tenant shall, in accordance with the provisions of this Article and all other provisions of this Lease, restore the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction, subject to Tenant's right to make alterations in conformity with and subject to the conditions of
Article 9 hereof, and in conformity with the plans and specifications required to be prepared pursuant to Section 6.02, whether or not (i) such damage or destruction has been insured or was insurable, (ii) Tenant is entitled to receive any insurance proceeds, or (iii) insurance proceeds are sufficient to pay in full the cost of the restoration work in connection with such restoration.

     (v) If the Property shall be partially or totally damaged or destroyed, by fire or other casualty, (i) Net Rent and Additional Rent shall abate with respect to the untenantable area of the Property from the date of the fire or other casualty through the date of substantial completion of repairs and restoration, but only to the extent that Landlord receives proceeds from Tenant's business interruption insurance (which Tenant shall cause to be paid to Landlord, up to the amount required to pay for all such abated Rent), and (ii) this Lease shall remain in full force and effect. Such restoration shall be commenced promptly by Tenant (but no later than 60 days after the occurrence of such damage or destruction if such damage or destruction can be repaired within 365 days, and no later than 60 days after receipt of Tenant's notice informing Landlord whether Tenant has elected to repair such damage or destruction notwithstanding that it cannot be repaired within 365 days) and shall be prosecuted and completed expeditiously and with utmost diligence, Unavoidable Delays (as defined in Section 32.66 of this Lease) and delays caused by Landlord excepted. Landlord, its agents and mortgagees, may, from time to time, inspect the restoration without notice in the event of an emergency or, in other cases, upon reasonable advance notice to Tenant during normal business hours.

     6.02. In the event of any damage or destruction of the Property or any part thereof by fire or other casualty, Tenant agrees to furnish to Landlord at least ten (10) days before the commencement of the restoration of such damage or destruction, the following (unless Tenant elects to terminate this Lease as provided herein):

     (i) complete plans and specifications for such restoration prepared by a licensed and reputable architect approved by Landlord which approval shall not be unreasonably withheld, conditioned or delayed (the "Architect"), together with the approval thereof by all governmental authorities then exercising jurisdiction with regard to such work, and which plans and specifications to the extent assignable, shall be assigned to Landlord as its sole and absolute property in the event that, for any reason, this Lease shall be terminated.

     (ii) contracts then customary in the trade with (a) the Architect, and (b) with a reputable and responsible contractor reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed in either case, providing for the completion of such restoration in accordance with said plans and specifications, which contracts shall meet with the approval of Landlord.

     (iii) to the extent assignable assignments of the contracts with the Architect and the contractor so furnished, duly executed and acknowledged by Tenant, the Architect and the contractor by its terms to be effective upon any valid termination of this Lease or upon Landlord's re-entry upon the Property following the occurrence of an Event of Default prior to the complete performance of such contract.

     (iv) certificates of insurance satisfactory to Landlord.

     6.03. All insurance money on account of such damage or destruction shall be paid to Landlord or any mortgagee of the fee, and such insurance money shall be disbursed by Landlord and any such mortgagee to Tenant upon invoicing for the payment of the cost of the aforesaid restoration, including the cost of temporary repairs or for the protection of the Property pending the completion of permanent restoration (all of which temporary repairs, protection of Property and permanent restoration are hereinafter, collectively referred to as the "Restoration"), and, upon written request of the Tenant shall be paid out to Tenant from time to time (but no more often than once per month) as such Restoration progresses pursuant to the provisions of this Section and shall be received by Tenant in trust for the purposes of paying the cost of such Restoration. The receipt by Landlord of the following are conditions precedent to each payment of insurance money to be made to Tenant pursuant to this
Section:

     (i) a requisition ("Requisition") signed by Tenant, dated not more than thirty (30) days prior to such request, certifying the following:

     (a) that the sum then requested either has been paid by Tenant, and/or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration therein specified (including a brief description of such services and materials and the several amounts so paid and/or due to each of said persons in respect thereof and stating that the sum then requested does not exceed the value of the services and materials described in the Requisition, and stating, in reasonable detail, the progress of the work in connection with the Restoration up to the date of the Requisition);

     (b) that, to the best of Tenant's knowledge, except for the amount in such Requisition due for services or materials, there is no other amount then due for labor, wages, materials, supplies or services in connection with the Restoration, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, or materialman's statutory or similar lien upon such Restoration or upon the Property or any part thereof;

     (c) that the materials, fixtures and equipment for which payment is being requested pursuant to this Section, are substantially in accordance with the plans and specifications approved by Landlord; and

     (d) in the event that any such Restoration involves expenditures in excess of One Hundred Thousand Dollars ($100,000) the Requisition shall be signed by, in addition to Tenant, the Architect.

     (ii) a certificate or report of a title insurance company satisfactory to Landlord or such fee mortgagee, or other evidence reasonably satisfactory to Landlord or such fee mortgagee, to the effect that there has not been filed with respect to the Property or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer, materialman's or other lien in respect of such services rendered or materials furnished which has not been discharged of record.

     (iii) a sworn certificate from Tenant stating that no Event of Default shall then exist.

     Simultaneously with receipt of the insurance money, Tenant shall deliver to Landlord acknowledgments of payment and waivers of liens from all vendors, mechanics and laborers receiving payment, to the extent of the work performed through the date of the applicable Requisition.

     6.04. If the net insurance money as aforesaid at the time held by Landlord or any such fee mortgagee or mortgagees shall be insufficient to pay the entire cost of such Restoration, Tenant will pay the deficiency, and Tenant shall immediately upon request of Landlord or such fee mortgagee at any time deposit with Landlord or such fee mortgagee cash or other security reasonably satisfactory to Landlord or such fee mortgagee to secure payment of such deficiency.

     6.05. Upon receipt by Landlord or any such fee mortgagee or mortgagees of satisfactory evidence of the character required by Section 6.03 that the Restoration has been completed and paid for in full (including, without limitation, a true copy of the permanent or temporary certificate of occupancy for the building if a new certificate is being issued or if the then existing certificate is modified, and a then current, complete set of "as built" plans for the building) and that there are no Events of Default then in existence, any balance of the insurance money at the time held by Landlord or any such fee mortgagee or mortgagees may be retained by Tenant and shall be returned promptly to Tenant. Tenant shall not be entitled to any interest on any sums of money held under this Article 6 by Landlord or by any fee mortgagee.

     6.06. To the extent the provisions of this Article or otherwise in this Lease shall conflict with the provisions of any laws of the State of New Jersey, or any agency or political subdivision thereof, controlling the rights and obligations of parties to leases in the event of damage by fire or other casualty to leased space, the provisions of this Article and this Lease shall govern and control and such conflicting laws shall be deemed expressly waived by the parties hereto.

ARTICLE 7      Condemnation.

     7.01. If any part of the Property is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation), this Lease shall, as to the part taken, terminate as of the date title shall vest in the condemnor and continue in full force as to the remainder and in the event of such a partial taking, the Net Rent and Additional Rent shall be equitably adjusted by Landlord taking into account the portion of the Property so taken, and Tenant, at its cost and expense, shall proceed to restore, subject to Unavoidable Delays (as defined in Section 32.66 of this Lease), the remaining portion of the Property to a complete architectural unit to the extent practicable and economically feasible in Landlord's reasonable judgment. Such restoration work shall be performed in the same manner and pursuant to the same conditions as set forth in Article 6 hereof with respect to restoration as a result of a fire or casualty. In any such event, Tenant waives all claims against Landlord by reason of such partial taking and Tenant covenants and agrees that Tenant will make no claim by reason of the partial taking of the Property except as expressly permitted herein. Landlord shall be entitled to receive any and all awards paid by the condemning authority in connection with such partial taking, provided that such condemnation award received by Landlord, shall be applied to the cost of such restoration, subject to the same conditions to release set forth in Articles 6.03 and 6.04 hereof. Any balance of the award remaining after completion of such restoration and not used for such restoration, may be retained by Landlord. Tenant shall only be entitled to (and Landlord agrees to cooperate with Tenant in so doing at no expense to Landlord), in a separate proceeding, recover, at its cost and expense, compensation for its moving expenses and personal property taken, provided the same does not have the effect of materially diminishing or delaying the award payable to Landlord.

     7.02. Notwithstanding the foregoing provisions of Section 7.01, in the case of such partial taking, if (i) the remaining portion of the Property cannot practicably be so restored to a complete architectural unit (as reasonably determined by Landlord), or (ii) such restoration is not economically feasible (as reasonably determined by Landlord) or (iii) the remaining portion of the Property is not suitable for the continued operation of the Property by Tenant in an economically feasible fashion (as reasonably determined by Tenant and Landlord) or (iv) any awards paid to Landlord are not sufficient to perform the restoration (as reasonably determined by Tenant and Landlord), then Landlord or Tenant may terminate this Lease as to the remainder of the Property by notifying the other party within thirty (30) days after such taking, and upon such termination, Tenant and Landlord shall have no further obligations hereunder, except to the extent such obligations are to survive the termination of this Lease as otherwise provided in this Lease. If Landlord and Tenant cannot agree as to the suitability of the Property pursuant to clause (iii) above or the sufficiency of the award pursuant to clause (iv) above, they shall submit the dispute to Arbitration in accordance with Exhibit 7.02 attached hereto.

     7.03. In the event of total condemnation (a sale in lieu of condemnation to be deemed a taking or condemnation), this Lease shall terminate as of the date title shall vest in the condemnor and, upon such termination, Landlord and Tenant shall have no further obligations hereunder, except to the extent such obligations are to survive the termination of this Lease as otherwise provided in this Lease and Landlord shall be entitled to receive any and all awards paid by the condemning authority in connection with such condemnation, provided that Tenant shall only be entitled to (and Landlord agrees to cooperate with Tenant in so doing at no expense to Landlord), in a separate proceeding, recover, at its cost and expense, compensation for its moving expenses and personal property taken, provided the same does not have the effect of materially diminishing or delaying the award payable to Landlord.

ARTICLE 8      Repairs and Maintenance.

     8.01. Except as expressly provided in Section 6.03 and except as set forth in Section 8.03, Tenant shall, at its own cost and expense (unless and to the extent necessitated by acts or omissions of Landlord occurring after the Commencement Date), (i) keep and maintain the Property in at least the same condition and repair as received as of the Commencement Date, (ii) keep the Property in at least as safe a condition as received as of the Commencement Date, (iii) cause the Property to be in compliance with all laws and requirements of the National Board of Fire Underwriters, as described in Article 11, (iv) provide safeguards and security to protect the Property in a manner consistent with the practices in place immediately prior to the Commencement Date, and (v) make all necessary repairs and replacements to the Property, whether structural or non-structural, including, but not limited to the roofs and structures of the buildings, the pipes, water, sewage and septic system, heating system, plumbing system, window glass, fixtures, and all other appliances and their appurtenances and all equipment and personal property used in connection with the Property so that the Property is in at least the same condition as when received by Tenant, reasonable wear and tear and damage by fully insured casualty or condemnation excepted. Upon the failure of the Tenant in making such repairs or replacements, Landlord may notify Tenant in writing and if Tenant fails to correct such failure within thirty (30) days after receipt of Landlord's notice, Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense thereof, plus a fee equal to fifteen percent (15%) of the cost of such repairs or replacements, shall constitute and be collectible as Additional Rent; provided, however, in the event of an emergency Landlord shall have the right to perform such repair or maintenance prior to the expiration of such thirty (30) day notice period. Tenant shall maintain at its sole cost and expense all portions of the Property in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstruction as consistent with past practices preceding the Commencement Date. No less frequently than each fifth anniversary of the
Commencement Date and in the last year of the term, Tenant shall repair and decorate the Property, both internally and externally, to maintain its appearance in at least as good condition as existed as of the Commencement Date, except that Tenant shall not be obligated to decorate those buildings listed on
Exhibit 8.03 attached hereto. Tenant shall be obligated to obtain the prior written approval of Landlord for any decorations which differ in color or type from the present color or type of decoration of the Property. Tenant's liability to reimburse Landlord for repairs or replacements it performs under this Agreement shall be only to the extent the work and the cost of the work shall be reasonable and no greater than that which would be appropriate for similar properties similarly situated in the local geographic region.

     8.02. Notwithstanding anything to the contrary contained herein, Landlord, at all times shall be responsible and liable for all maintenance or repair of any portion of the Property to the extent the necessity for such maintenance or repairs results from the acts or omissions of Landlord or any person acting through, by or for Landlord and occurring after the Commencement Date.

     8.03. Tenant shall, at its own cost and expense (unless and to the extent necessitated by acts or omissions of Landlord occurring after the Commencement
Date) with respect to the Improvements listed on Exhibit 8.03, (i) keep the Property in at least as safe a condition as received as is required to avoid risk of injury to persons and damage to property,(ii) cause the Property to be in compliance with all laws and requirements of the National Board of Fire Underwriters, as described in Article 11, and (iii) make all necessary repairs and replacements to the Property, whether structural or non-structural so that the Property does not deteriorate to a state of waste, blight, or liability. Upon the failure of the Tenant in making such repairs or replacements, Landlord may notify Tenant in writing and if Tenant fails to correct such failure within thirty (30) days after receipt of Landlord's notice, Landlord may, but shall not be required to, make such repairs and replacements for the Tenant's account, and the expense thereof, plus a fee equal to fifteen percent (15%) of the cost of such repairs or replacements, shall constitute and be collectible as Additional Rent; provided, however, in the event of an emergency Landlord shall have the right to perform such repair or maintenance prior to the expiration of such thirty (30) day notice period. Tenant shall have the right to demolish those buildings indicated for demolition on Exhibit 8.03 attached hereto, provided that Tenant shall provide three months' written notice of its intention to exercise such right. In the event of demolition of any of the buildings listed on Exhibit 8.03 attached hereto, Tenant shall remove all rubble and debris and shall level and compact the ground to a condition equivalent to the ground surrounding the area of demolition. Tenant's liability to reimburse Landlord for repairs or replacements it performs under this Agreement shall be only to the extent the work and the cost of the work shall be reasonable and no greater than that which would be appropriate for similar properties similarly situated in the local geographic region.

ARTICLE 9      Alterations and Improvements by Tenant.

     9.01. The Tenant shall have the right to make any alterations or improvements to existing buildings, whether structural or non-structural, without the prior written consent of Landlord ("Alterations"); provided, however, that Tenant shall notify Landlord in writing of such Alterations which are of a structural nature only at least two (2) months prior to commencing work on such Alterations, and such notice shall describe the work in detail, and confirm by a third party appraiser satisfactory to Landlord (the Landlord acting reasonably) that no such Alterations would damage or diminish the value of the Property or Improvements. "Structural" shall mean bearing walls, foundation, paving and parking areas, building systems, including mechanical systems, plumbing, electrical systems, heating, ventilation and air conditioning systems. Any such Alterations in or to the Property which are of a structural nature only shall be subject, however, in all cases to the following:

     (i) Any Alteration (being of a structural nature only) shall be made with at least two (2) months' prior notice to the Landlord, unless a governmental authority requires otherwise or except in the case of an emergency, in which case, Tenant shall give Landlord as much notice as is reasonably practicable, accompanied by a copy of the proposed plans and specifications in detail reasonably sufficient for Landlord to review same and shall be made promptly at the sole cost and expense of the Tenant and in a good and workmanlike manner and in compliance in all material respects with all applicable laws, ordinances, codes, rules, regulations, permits and authorizations promulgated or issued by any governmental authority having jurisdiction thereof. Landlord shall cooperate with Tenant's reasonable requests for obtaining permits, filings, and all other consents, approvals of governmental authorities or others with rights or interests in the Property necessary or appropriate for Tenant's intended work. Upon Landlord's request, to be made not more frequently than once per calendar year, Tenant shall deliver to Landlord "as-built" plans and specifications for any work theretofore completed. For avoidance of doubt no prior notification to the Landlord is needed in the case of non-structural alterations carried out by the Tenant;

     (ii) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to or for the Tenant. Furthermore, notice is hereby given to Tenant and Tenant's mechanics, laborers and materialmen with respect to the Property that no mechanic's, materialman's or laborer's lien shall attach to or affect the reversion or other interest of Landlord in or to the Property.

     (iii) No Alteration shall, when completed, be of such a character as to render the Property anything other than a complete, self-contained structural unit, capable of being operated for the uses permitted herein.

     (iv) All Alterations (of a structural nature only), including fixtures, work, additions, improvements or equipment installed or made by Tenant, or at Tenant's expense, upon or in the Property shall be the Property of Landlord. Notwithstanding the foregoing, Landlord shall have the right and privilege at any time up to three (3) months prior to the contractual expiry date of this Lease (or within a reasonable time prior to the termination of the term of this Lease, if termination is other than by the scheduled expiration of the term), to provide written notice to Tenant that any such Alteration of a structural nature shall be removed (the Landlord exercising such right reasonably) in which event, Tenant shall, at its own cost and expense and prior to the expiration of the term of this Lease, remove the same in accordance with such reasonable request, and restore the Property to its original condition, reasonable wear and tear and damage by casualty or condemnation excepted; provided, however, at the time Tenant submits the information to Landlord required pursuant to this Article 9 for a Tenant Alteration, Tenant shall have the right to submit a written request to Landlord inquiring whether Landlord will require the removal of the Alteration at the expiration or termination of this Lease. If Tenant fails to so remove and restore, Landlord shall have the right to remove such property and to dispose of the same and to restore the Property without accountability to Tenant, and at the sole cost and expense of Tenant. In the event of any physical damage to the Property as a result of the removal of such property, Tenant shall as soon as reasonably possible repair such physical damage or, in default thereof, shall within 21 days of receiving a written request reimburse Landlord for Landlord's reasonable and proper costs and expenses in repairing such physical damage, and the provisions of this sentence shall survive the expiration of the term of this Lease. All personal property and moveable equipment owned by Tenant upon or in the Property shall remain the property of Tenant unless Tenant fails to remove such personal property or equipment upon termination of this Lease or surrender by Tenant of the Property to Landlord, all in accordance with the provisions set forth above with respect to removals at Landlord's request.

     (v) In making any Alteration, Tenant shall cause as little physical damage, disturbance and interference to the Landlord as is reasonably possible and shall make good any physical damage caused as soon as reasonably possible and to the reasonable satisfaction of Landlord.

     9.02. Tenant shall remove all non-structural alterations unless Landlord otherwise in writing permits them to remain, and upon such removal shall surrender the Property in the condition required by Section 8.01.

ARTICLE 10      Discharge of Liens.

     10.01. Tenant shall not create or permit to be created any lien, encumbrance or charge upon the Property or any part thereof or the income therefrom or this Lease or the leasehold estate created hereby, and Tenant shall not suffer (without the consent of Landlord) any other matter or thing whereby the estate, rights and/or interest of Tenant and/or Landlord (or any part thereof) in the Property or any part thereof might be encumbered by any such lien, encumbrance or charge.

     10.02. If any mechanic's, laborer's or materialman's lien shall at any time be filed against the Property or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof (but in all events prior to the time such lienholder may foreclose such lien), will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy Landlord may have hereunder or at law or equity, Landlord may, but shall not be obligated to, discharge the same and Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Landlord in connection with the discharge of the lien and/or the prosecution of such action, together with Interest (as defined in Section 32.25 of this Lease) thereon from the respective dates of Landlord's making of the payment or incurring of the cost and expense to the date Tenant reimburses Landlord for such amount shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord immediately on demand.

     10.03. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Property or any part thereof.

ARTICLE 11      Compliance with Laws, Ordinances, Etc.

     11.01. Throughout the term of this Lease, except to the extent the result of any act of Landlord occurring during the term of this Lease, Tenant, at its sole cost and expense, will promptly comply in all material respects with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, including, without limitation, (i) all Environmental Laws (as defined in Section 26.01), (ii) all laws, ordinances, orders, rules, regulations and requirements relating to the Americans With Disabilities Act of 1990, and (iii) all orders, rules and regulations of the National Board of Fire Underwriters, or any other body or bodies exercising similar functions, foreseen or unforeseen, ordinary, as well as extraordinary), which may be applicable to the Property or any part thereof and the sidewalks, alleyways, passageways, curbs and vaults adjoining the Property or to the use or manner of use of the Property or the owners, tenants or occupants thereof, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements or other work or interfere with the use and enjoyment of the Property, and Tenant will be liable to Landlord for Tenant's non-compliance based on its negligent acts or omissions.

     11.02. Tenant shall likewise observe and comply in all respects with the requirements of all policies of public liability, fire and all other policies of insurance at any time in force with respect to the Property and the improvements thereon, and Tenant shall, in the event of any violation or any attempted violation of the provisions of this Section 11.02, take steps immediately upon knowledge of such violation or attempted violation to remedy or prevent the same, as the case may be, unless and to the extent Tenant is contesting such alleged violation in good faith and with due diligence.

     11.03. Tenant shall likewise comply, and will cause its agents, invitees and employees to comply, with the reasonable building rules now or hereafter promulgated by Landlord, none of which shall in any manner that diminishes or adversely affects Tenant's rights under this Lease.

     11.04. Provided no Event of Default is then in existence, Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant or Landlord or both, at Tenant's sole cost and expense and without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 11.01 and defer compliance therewith during the pendency of such contest, subject to the following:

     (i) If compliance therewith, pending the prosecution of any such proceeding, may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Property or any part thereof and without subjecting Landlord to any liability, civil or criminal, or fine or forfeiture, for failure so to comply therewith during such period, then Tenant may delay compliance therewith until the final determination of such proceeding.

     (ii) If any lien, charge or civil liability would be incurred by reason of any such delay, Tenant, nevertheless, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Landlord to criminal liability, fine or forfeiture, or the Property to a lien, and Tenant, prior to instituting any such proceedings, furnishes to Landlord a letter of credit or bond or undertaking by a surety company or cash deposit or other security approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, securing compliance with the contested law, ordinance, order, rule, regulation or requirement and payment of all interest, penalties, fines, fees and expenses in connection therewith.

     (iii) Any such proceeding instituted by Tenant shall be begun as soon as is reasonably possible after the passage or issuance of any such law, ordinance, order, rule, regulation or requirement and the application thereof to Tenant or to the Property and shall be prosecuted to final adjudication with dispatch and due diligence.

     (iv) Notwithstanding anything to the contrary herein, Tenant shall promptly comply with any such law, ordinance, order, rule, regulation or requirement being contested and compliance shall not be deferred if at any time the Property, or any part thereof, shall be in danger of being forfeited or lost or if Landlord shall be in danger of being subjected to criminal liability or penalty by reason of noncompliance therewith.

     (v) Tenant agrees to indemnify and hold Landlord, the joint venturers of Landlord and Landlord's employees, agents and representatives harmless from and against any and all claims, causes of action, judgments, damages, fines, forfeitures, costs, and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, arising out of or in connection with Tenant's contesting any such law, ordinance, order, rule, regulation or requirement pursuant to the provisions of this Section 11.04.

     (vi) Landlord will execute and deliver any appropriate papers which may be reasonably necessary or proper to permit Tenant to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement (subject to the limitations described in this Article 11).

ARTICLE 12      Landlord's Right to Perform Tenant's Covenants.

     12.01. Unless being contested in accordance with the terms of this Lease, so long as, after any applicable grace and/or notice period but without notice or grace in the case of an emergency, Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 4 hereof or to take out, pay for, maintain or deliver any of the insurance policies provided for in
Article 5 or Article 9 hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed under this Lease, or shall fail to correct any Event of Default under this Lease (hereinafter referred to as "Breaches"), then Landlord, or any mortgagee of Landlord relating to the Property, without thereby waiving such Breach or releasing Tenant from any obligation contained in this Lease, may (but shall not be obligated to), perform the same for the account of and with the expense thereof to be paid by Tenant, and may (but shall be under no obligation to) enter upon the Property for any such purpose and take all such action thereon, as may be necessary therefor.

     12.02.  All sums so paid by  Landlord  or any such  mortgagee  pursuant  to
Section 12.01 above and all costs and expenses, including, without limitation, all reasonable legal fees and disbursements incurred by Landlord or any fee mortgagee in connection with the performance of any such act pursuant to Section
12.01 above, together with a fee equal to fifteen (15%) percent of the cost and expenses incurred by Landlord or such mortgagee shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord or such fee mortgagee immediately on demand, subject to Landlord's delivery of an itemized description of costs and expenses.

ARTICLE 13      Entry On Property By Landlord.

     13.01. Tenant will permit Landlord and its authorized representatives to enter the Property at all reasonable times and hours upon one week's prior notice to Tenant (provided that in the event of an emergency Landlord shall only be required to notify Tenant to the extent such notice is practicable under the circumstances) for the purpose of (i) inspecting the same, (ii) making any necessary repairs thereto and performing any work therein that Landlord may be entitled to make or perform, respectively, pursuant to the provisions of this Lease, including, without limitation, any environmental audit, investigation or remedial action, or (iii) to exhibit the Property to prospective purchasers, tenants or lenders, or (iv) to obtain the use and service of the Utilities on the Property by connecting to and drawing supply in excess of that necessary or appropriate for Tenant's use. Nothing herein shall imply any duty upon the part of Landlord to do any such work or undertake such investigative remedial action, and performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. In connection with Landlord's entry on the Property, Landlord and its representatives shall not materially interfere with Tenant's business operations on the Property and shall comply with Tenant's security procedures, which may include, at Tenant's discretion, among other things, at least one week before the entry onto the Property such details about those entering the Property as Tenant requires to enable Tenant to carry out security checks on those individuals, and Tenant shall have the right to have a representative of Tenant accompany Landlord while Landlord and its representatives and invitees is on the Property.

ARTICLE 14      Indemnification.

     14.01. General Indemnification Obligations.

     (i) Subject to the limitations and procedures contained in this Article 14, Landlord shall indemnify, defend and hold harmless Tenant and its affiliates and their respective directors, officers, employees and representatives (each a "Tenant Indemnified Party") from and against any and all Damages to the extent arising out of or resulting from any breach of any representation, warranty, covenant or agreement made by Landlord in this Lease or in any instrument or certificate required to be furnished to Tenant by Landlord or its affiliates pursuant to this Lease, provided that the same does not result from the negligent acts or omissions of Tenant or any Tenant Indemnified Party.

     (ii) Subject to the limitations and procedures contained in this Article 14, Tenant shall indemnify, defend and hold harmless Landlord and its affiliates and their respective directors, officers, employees and representatives (each a "Landlord Indemnified Party") from and against any and all Damages to the extent arising out of or resulting from (A) any breach of any representation, warranty, covenant or agreement made by Tenant in this Lease or in any instrument or certificate required to be furnished to Landlord by Tenant or its Affiliates pursuant to this Lease; (B) the operation of Tenant's Business at the Property, ordinary wear and tear excepted; (C) unauthorized works carried out during the Lease Term to the Property; (D) anything now attached to or projecting from the Property; and (E) any act, neglect or default by the Tenant, any subtenant or assignee, or their respective servants or agents or any person on the Property with the actual or implied authority of any of them, provided that in any of the foregoing cases, the same does not result from the negligent actions or omissions of Landlord or any Landlord Indemnified Party.

     (iii)  For  purposes  of  this  Agreement,  "Damages"  means  any  and  all reasonable and proper losses, liabilities, damages, (including consequential damages) deficiencies, interest, costs and expenses and any claims, actions, demands, causes of action, judgments, settlements, fines, costs and expenses (including reasonable attorneys' fees, accountants' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened incident to the successful enforcement of this Agreement) suffered, sustained, incurred or required to be paid by a Tenant Indemnified Party or a Landlord Indemnified Party, as the case may be; provided, however, that "Damages" shall not include punitive or exemplary damages except to the extent that such punitive or exemplary damages are required to be paid by an Indemnified Party to a third party (other than a Tenant Indemnified Party or Landlord Indemnified Party) and result in actual out-of-pocket damages of a Tenant Indemnified Party or Landlord Indemnified Party, as the case may be pursuant to a Third Party Claim (as defined below).

     14.02. General Indemnification Procedures.

     (i) An Indemnified Party seeking  indemnification  pursuant to this Section
14.02 for a Third Party Claim (as defined below) shall give notice as promptly as is reasonably practicable to the Indemnifying Party of the assertion of any claim, the incurrence of any Damages, or the commencement of any action, suit or proceeding, of which it has knowledge and in respect of which indemnity may be sought hereunder, stating the nature, estimated amount of the Damages that may have been or are reasonably expected to be suffered by the Indemnified Party and the basis of such Third Party Claim in reasonable detail and specificity (based on information reasonably available to the Indemnified Party), and will give the Indemnifying Party such additional information with respect thereto as the Indemnifying Party may reasonably request. The rights of the Indemnified Party to be indemnified hereunder shall not be adversely affected by its failure to give, or its failure to timely give, such notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 60 days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim or action, suit or proceeding by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim"), at the sole expense of the Indemnifying Party, to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that the defense or settlement of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party's business (the "Litigation Conditions"); provided, however, that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and under the applicable rules of professional conduct counsel would not be permitted to represent both the Indemnified Party and the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel (in addition to local counsel solely for purposes of satisfying jurisdictional requirements) to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party to the extent such expenses are reasonable; and provided further, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions.

     (ii) Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall notify the Indemnified Party of its intent to do so as required by 14.02(i) and the Indemnified Party shall reasonably cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. Such cooperation by the Indemnified Party shall include (A) commercially reasonable efforts by the Indemnified Party to cooperate in the defense of such Third Party Claim as reasonably requested by the Indemnifying Party in the context thereof (including the amount and nature of Damages sought thereunder), (B) delivery to the Indemnifying Party (or its counsel if delivery to its counsel would preserve the Indemnified Party's attorney-client privilege with respect to any information) of copies of all notices and documents (including court papers), received by the Indemnified Party relating to such Third Party Claim, and (C) the retention and provision to the Indemnifying Party (upon the Indemnifying Party's reasonable request) of records and information that are reasonably relevant to such Third Party Claim and making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that the foregoing shall not unreasonably disrupt the operations of the Indemnified Party's business having regard to the context in which such cooperation is requested and of the relevant claim, action or proceeding (including the amount and nature of the Damages sought thereunder). Such cooperation by the Indemnified Party shall also include using its commercially reasonable efforts to mitigate or resolve any such Third Party Claim; provided, however, that if the Indemnified Party fails to use commercially reasonable efforts to mitigate or resolve any such Third Party Claim, then, notwithstanding anything else to the contrary contained in this Lease, such failure shall only affect the Indemnified Party's right to indemnification with respect to such Third Party Claim to the extent of any Damages that would have been avoided if the Indemnified Party had made such commercially reasonable efforts. With respect to any claim subject to indemnification under this Section 14.02, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney client and work product privileges. In connection therewith, each party agrees that:

     (a) it will use its best efforts, in respect of any claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable Law and rules of procedure), and

     (b) all communications between any party hereto and counsel responsible for or participating in the defense of any claim shall, to the extent possible, be made so as to preserve any applicable attorney client or work product privilege.

     (iii) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right (but not the obligation) to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Lease. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense of a Third Party Claim for which the Indemnified Party is entitled to indemnification hereunder, except to the extent (if any) that the Indemnifying Party shall have been prejudiced by the Indemnified Party's failure to give timely notice of such Third Party Claim as required by Section 14.02(i).

     (iv) The Indemnifying Party may, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to a Third Party Claim if such settlement, compromise or consent
(A) includes an unconditional release of the Indemnified Party from all Liability and Damages arising out of such claim, (B) includes no admission of fault or culpability by or on behalf of the Indemnified Party or its businesses, and (C) provides for settlement or relief solely in the form of monetary damages to be paid fully by the Indemnifying Party. Any other type of settlement or compromise or consent to the entry of any judgment shall not be undertaken by the Indemnifying Party without obtaining the prior written consent of the Indemnified Party to its terms; provided, that if such other type of settlement, compromise or consent to the entry of any judgment involves solely monetary damages, then the Indemnified Party shall not unreasonably withhold or delay such consent. The Indemnified Party shall not settle, compromise or consent to any judgment in respect of any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed) unless the Indemnified Party unconditionally releases the Indemnifying Party from all Liability and Damages arising out of such Third Party Claim.

     (v) With respect to any Third Party Claim in relation to which an Indemnifying Party is required to indemnify an Indemnified Party pursuant to this Article 14 (an "Indemnified Claim") that is combined or joined with one or more claims, actions or proceedings that are not Indemnified Claims or with respect to an Indemnified Claim under which both the Indemnified Party and the Indemnifying Party may be liable (including an Indemnified Claim for which the amount of Damages sought by any third party would result in the Indemnified Party not being indemnified under this Article 14 for all or a portion of such Damages), which both desire to contest and control, the control of such claim, action or proceeding shall rest with the party having the larger amount in dispute, and the party in control may not settle or compromise any such claim without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); provided, however, that if an Indemnifying Party may be obligated to indemnify an Indemnified Party with respect to any Indemnified Claim, the Indemnifying Party, and not the Indemnified Party, shall be deemed to have the amounts of such Indemnified Claim in dispute.

     (vi) If any party incurs or suffers any Damages with respect to which indemnification may be sought by any such party pursuant to this Article 14 (other than in respect of Third Party Claims), the Indemnified Party must assert the claim by a written notice (a "Claims Notice") to the Indemnifying Party which Claims Notice shall be given as soon as reasonably practicable; provided, that the failure of the Indemnified Party to give such written notice shall not relieve the Indemnifying Party of its obligations under this Article 14 except to the extent, if any, that the Indemnifying Party shall have been prejudiced thereby. The Claims Notice must state the nature and basis of the claim in reasonable detail and specificity based on the information reasonably available to the Indemnified Party. Each Indemnifying Party to whom a Claims Notice is given shall respond to any Indemnified Party.

     (vii) The amount of any Damages for which indemnification is provided hereunder shall be net of any amounts actually recovered by the Indemnified Party under insurance policies of the Indemnified Party (net, in each case, of all deductibles and costs, charges and expenses of the Indemnified Party in connection with such recovery). If any Indemnified Party is at any time entitled to recover under any third-party policy of insurance (excluding any self-insurance that is not reinsured with a third party), in respect of any Damages for which indemnification is sought hereunder, the Indemnified Party shall, at the request of the Indemnifying Party, use its commercially reasonable efforts to enforce such recovery at the expense of and for the benefit of the Indemnifying Party and, upon recovery under such policy, reduce the amount of Damages for which it is seeking indemnification hereunder by the amount recovered (net of all deductibles and costs, charges and expenses of the Indemnified Party in connection with such recovery). If any Indemnifying Party indemnifies an Indemnified Party for Damages pursuant to this Article 14 and the Indemnified Party subsequently recovers from a third Person any sum in respect of any event, change, development, circumstance or state of facts giving rise to such Damages, the Indemnified Party shall repay to the Indemnifying Party the lesser of (A) the Damages paid by the Indemnifying Party to the Indemnified Party and relating to such event, change, development, circumstance or state of facts and (B) the sum (including any interest) recovered from such third Person, in either case net of any expenses and additional Taxes directly incurred by the Indemnified Party as a result of its receipt of such sum.

     (viii) The liability of any Indemnifying Party under this Article 14 shall be subject to reduction in an amount equal to the value of any net Tax benefit actually realized by the Indemnified Party (by reason of a Tax deduction, basis adjustment, shifting of income, credits and/or deductions, or otherwise from one or more fiscal periods to another resulting, in each case, from any Damages suffered by the Indemnified Party that forms the basis of the Indemnifying Party's obligation hereunder), giving effect to any tax liabilities of the Indemnified Party arising as a result of any payments made by an Indemnifying Party with respect to such claim for indemnification.

     (ix) No liability shall arise in respect of any breach of any representation or warranty, covenant or agreement herein to the extent that liability for such breach occurs (or is increased) directly or indirectly as a result of any retrospective application of a change in law, or in accounting policies, procedures or practices, announced and taking effect after the Commencement Date, in each case, which has retrospective effect.

     14.03. The provisions of Article 14 shall survive the termination or expiration of this Lease.

ARTICLE 15      Assignments, Subletting, Mortgages.

     15.01. Tenant shall not have the right during the first three years to (i) assign, sublet, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law or otherwise, (iii) undergo a Change in Control (as defined in Section 32.11 of this Lease) or permit or suffer a Change in Control of any Guarantor, (iv) permit the use or occupancy of the Property or any part thereof for any purpose not provided in this Lease or by anyone other than Tenant and Tenant's employees (individually and collectively an "Assignment"), and thereafter not without the prior written consent of Landlord, such consent not to be unreasonably withheld, delayed or conditioned. Any Assignment by Tenant in violation of the terms and covenants of this Article 15 shall be null and void. In the event Tenant desires to make an Assignment of this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed effective date of such Assignment, which notice shall set forth the name and address of the proposed subtenant, assignee, transferee or other relevant person or entity (a "Transferee") and include copies of financial reports and other relevant financial information of the proposed Transferee. Such notice shall also include a true and complete copy of the Assignment documents and sufficient other information to permit Landlord to determine the financial responsibility of the proposed Transferee.

     15.02. Consent by Landlord to any Assignment shall not operate to relieve Tenant (or any guarantor of Tenant's obligations under the Lease or any Transferee) from any covenant or obligation hereunder, or be deemed to be a consent to or relieve Tenant and any Transferee from obtaining Landlord's consent to any subsequent Assignment. Tenant shall pay all of Landlord's actual and reasonable costs, charges and expenses, including attorneys' fees, incurred in connection with any Assignment requested by Tenant.

     15.03. Any assignee shall assume, by instrument in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease, including any accrued obligations at the time of the effective date of the Assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord. If Tenant shall sublease the Property to the extent permitted herein, Tenant shall obtain and furnish to Landlord, prior to the execution of such sublease, the written agreement, in form reasonably satisfactory to Landlord, of such subtenant to the effect that the subtenant will attorn to the Landlord, at Landlord's option and written request, in the event this Lease terminates before the expiration of the sublease.

     15.04. Any Assignment of this Lease which is not in compliance with the provisions of this Article 15 shall be null and void and of no force and effect.

     15.05. Any and all monies or other considerations constituting Landlord's property under the provision of this Article 15 not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the United States Bankruptcy Code or any State bankruptcy or insolvency laws shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such Assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     15.06. Tenant irrevocably assigns to Landlord all rents and other payments becoming due to Tenant under any sublease of any or all of the Property or assignment of this Lease and appoints Landlord as Tenant's attorney-in-fact to collect such rents and other payments so long as an Event of Default for the non-payment of Net Rent is continuing hereunder. If an Event of Default for the non-payment of Net Rent is continuing while the Property or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law or in equity, may collect directly from such assignee or subtenant all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder (provided that any remainder shall promptly be paid to Tenant). No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. The surrender, mutual cancellation or termination of the term of this Lease shall not work a merger, but shall, at Landlord's sole and exclusive option, either terminate or operate as an assignment of all existing subtenancies.

     15.07. Except as provided in this Article 15, Tenant expressly covenants that it shall not assign all or any part of this Lease or suffer or permit the Property or any part thereof to be used by others or sublet all or any part of the Property, nor shall Tenant mortgage, hypothecate, assign, pledge, grant a security interest in or encumber the Property, any part thereof, this Lease and/or the leasehold estate created thereby, nor shall Tenant assign, pledge, hypothecate and/or give a security interest in, any personal property included within this Lease and/or the income, receipts, revenues and profits of the Property or any part thereof.

ARTICLE 16      Surrender; Holding Over.

     16.01. Tenant shall on the last day of the term hereof, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Property pursuant to Article 17 hereof, surrender and deliver up the Property and all fixtures (other than Tenant's Personal Property) now or hereafter at the Property into the possession and use of Landlord in substantially the same condition as received, reasonable wear and tear and damage by casualty and loss from condemnation excepted (to the extent the restoration from casualty or condemnation is not the responsibility of Tenant under this Lease), and free and clear of any liens created by Tenant or resulting from the acts or omissions of Tenant. In addition, on or before the termination of the term of this Lease, Tenant shall remove or cause to be removed all of its trade fixtures and equipment from the Property (whether leased or owned) and repair any damage caused by such removal. Tenant shall also remove any alterations required by Landlord to be removed by Tenant in accordance with Article 9.

     16.02. If, for any reason, Tenant retains possession of the Property or any part thereof after the expiration or termination of this Lease, then such holding over shall create a tenancy at sufferance, in each case upon the terms and conditions set forth in this Lease; provided, however, that the Net Rent shall, in addition to all other sums which are to be paid by Tenant hereunder, be equal to 150% of the Net Rent being paid to Landlord under this Lease immediately prior to such expiration or termination (prorated on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent set forth in the preceding sentence. Tenant shall also pay to Landlord all costs, expenses and damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent Tenant for any portion of the Property. The provisions of this Section 16.02 shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the term of this Lease except as otherwise expressly provided herein. The preceding provisions of this Section 16.02 shall not be construed as consent for Tenant to retain possession of the Property in the absence of written consent thereto by Landlord.

ARTICLE 17      Default Provisions.

     17.01. Each of the following events shall be an "Event of Default" hereunder:

     (i) Default by Tenant in paying any installment of Net Rent or Additional Rent or in making any deposit required pursuant to Article 4, and such default is not cured within five (5) days after Landlord notifies Tenant, in writing, of such default;

     (ii) If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future bankruptcy act or any other present or future applicable federal, state or other statute or law or other law, ordinance, order, rule, regulation or requirement of any governmental authority, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of Tenant's leasehold estate with respect to the Property;

     (iii) If within 60 days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal Bankruptcy Act or any other present or future applicable Federal, State or other statute or law or other law, ordinance, order, rule, regulation or requirement of any governmental authority, such proceeding shall not have been dismissed, or if, within 60 days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of Tenant's leasehold estate with respect to the Property, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within 30 days after the expiration of any such stay, such appointment shall not have been vacated;

     (iv) If a levy under execution or attachment shall be made against Tenant or its property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

     (v) If the Property is abandoned;

     (vi) Default by Tenant in complying with Tenant's obligations  described in
Article 28 in the second notice and cure period set forth therein;

     (vii) Default by Tenant in observing or performing one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such default for a period of twenty-one (21) days after written notice by Landlord specifying such default (unless such default requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such thirty (30) day period, in which case no such Event of Default shall be deemed to exist so long as Tenant shall have commenced curing such default within such thirty (30) day period and shall diligently and continuously prosecute the same to completion, provided, however, that in any event (except for an Event of Default arising from Article 26 hereof) such an Event of Default shall be deemed to exist if such cure of such default has not been completed within sixty (60) days after Landlord's written notice to Tenant as described above);

     (viii) An Event of Default by Tenant or any of its affiliates is declared by Landlord under any other lease between Landlord and Tenant or any of its affiliates and Landlord commences to exercise remedies for such default; or

     (ix) If Tenant or any of its affiliates is in default under any other obligations to Landlord or its affiliates, after the expiration of applicable notice and cure periods the liability for which could have a material adverse effect on Tenant, the Property, the Lease or Landlord.

     17.02. If an Event of Default shall occur, Landlord, at any time while the same is continuing, may at its option give written notice to Tenant stating that this Lease and the term of this Lease shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) days from the date of such notice, and upon the expiration of such ten (10) days, this Lease and the term of this Lease and all rights of the Tenant under this Lease shall expire and terminate as if that date were the date herein definitely fixed for the expiration of the term of this Lease, and Tenant shall quit and surrender the Property and all other property as required hereunder to Landlord but Tenant shall remain liable as hereinafter provided.

     17.03. If the Event of Default by Tenant is a material breach of this Agreement and is continuing, or if this Lease shall be terminated as provided in
Section 17.02 hereof or by summary proceedings or otherwise, then, and in any of such events, Landlord may without notice, re-enter the Property either by force or otherwise, and dispossess Tenant and the legal representative of Tenant or other occupants of the Property by summary proceedings or otherwise, and remove their effects and hold the Property as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal or other proceedings to that end. The terms "enter," "re-enter," "entry," or "re-entry," as used in this Lease, are not restricted to their technical legal meaning.

     17.04. In the event of any termination of this Lease under the provisions of this Article or if Landlord shall re-enter the Property under the provisions herein, or in the event this Lease is otherwise terminated due to an Event of Default hereunder, or in the event of re-entry by or under any summary dispossession or other proceedings or action or any provision of law by reason of an Event of Default hereunder on the part of the Tenant, Tenant shall thereupon pay to the Landlord the Net Rent and Additional Rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Property by the Landlord, as the case may be, and shall also pay to Landlord damages as hereinafter provided.

     17.05. While an Event of Default hereunder is continuing, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort in this Article are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

     17.06. Subject to applicable law, if this Lease shall terminate under the provisions of Section 17.02, or if Landlord shall re-enter the Property under the provisions of Section 17.03 or in the event of the termination of this Lease, or re-entry, by or under any summary dispossession or other proceeding or action or any provision of law by reason of default hereunder on the part of the Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Net Rent or Additional Rent due from Tenant at the time of such termination or re-entry and against any damages payable by Tenant under this Article or pursuant to law or equity.

     17.07. If this Lease is terminated or if Landlord shall re-enter the Property under the provisions on this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossession or other proceeding or action or any provision of law by reason of the default hereunder on the part of the Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, sums equal to the Net Rent and the Additional Rent payable hereunder throughout the stated term of this Lease which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Property, discounted, however, using a discount rate equal to the prime rate published from time to time by the Wall Street Journal.

     17.08. In the event Landlord terminates this Lease under this Article, Landlord shall credit Tenant with the net rents received by Landlord from any re-letting of the Property during what would have been the balance of Tenant's stated Lease Term, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Property and in securing possession thereof (including, without limitation, attorneys' fees and disbursements and amounts for which Tenant indemnifies Landlord under Section 14.01 of this Lease incurred by Landlord in connection with the default by Tenant resulting in such termination), as well as the expenses of re-letting, including, without limitation, altering, repairing and preparing the Property for new tenants, brokers' commissions and other expenses sustained in securing any new tenants or other occupants, attorneys' fees and disbursements and all other expenses properly chargeable against the Property and the rental thereof (including, without limitation, the cost and expense of Landlord in maintaining and operating the Property), and any other liability of Tenant to Landlord, it being understood that any such re-letting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, or shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any net rents from a re-letting, except to the extent that such net rents are actually received by Landlord. No re-entry by Landlord, whether had or taken under summary proceedings or otherwise, shall absolve or discharge Tenant from liability hereunder. Provided Landlord has used commercially reasonable efforts if required by law, Landlord in no way shall be responsible or liable for any failure to re-let the Property or any part thereof, or for any failure to collect any rent due on any such re-letting.

     17.09. Suit or suits for the recovery of damages or deficiencies, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated hereunder, or under any provision of law, or had Landlord not re-entered the Property. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to obtain as damages by reason of the termination of this Lease or re-entry of the Property for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved. Notwithstanding anything to the contrary, Landlord shall use commercially reasonable efforts to mitigate its damages.

     17.10. The failure of Landlord to insist upon enforcement of Tenant's obligations of strict performance with the terms of this Lease or payment of Net Rent or Additional Rent, shall not be deemed to be a waiver of those obligations.

     17.11. Tenant waives the right to trial by jury with respect to any action arising out of this Lease. Tenant further waives its rights to interpose any counterclaim or offset in any summary proceeding instituted by Landlord based upon non-payment of Net Rent or Additional Rent.

     17.12. No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Net Rent and Additional Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Property, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of the Property, or after possession of the Property by re-entry by summary proceedings or otherwise, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of Tenant's liability hereunder.

     17.13. No failure of Landlord to exercise any right or remedy consequent upon a default in any covenant, agreement, term or condition of this Lease, and no acceptance of full or partial Net Rent or Additional Rent by Landlord during the continuance of any such default, shall constitute a waiver of any such default or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no default thereof, shall be waived, altered or modified except by a written instrument executed by that party. No waiver of any default shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect.

     17.14. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or otherwise.

     17.15. Notwithstanding anything to the contrary contained herein, (i) Landlord shall not have the right to cause Tenant to execute a confession of judgment, and (ii) Landlord shall not have a right by summary or self-help action to place a lien on Tenant's personal property (to the extent Landlord has the right to waive such rights under New Jersey law).

ARTICLE 18      Subordination, Non-Disturbance and Attornment.

     18.01. Subject to Section 18.03, Tenant accepts this Lease subject and subordinate to any mortgages, deeds of trust and/or other security instruments and any ground lease, master lease or primary lease (individually and collectively, as applicable, a "Mortgage") now or at any time hereafter affecting the Property or the improvements situated thereon or the building provided, however, that if the mortgagee, trustee, lessor, or holder of any such Mortgage (individually and collectively as applicable, a "Mortgagee") elects to have Tenant's interest in this Lease superior to any such Mortgage, then by notice to Tenant from such Mortgagee, this Lease shall be deemed superior to such Mortgage, whether this Lease was executed before or after said Mortgage. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any Mortgagee for the purpose of subjecting and subordinating this Lease to the lien or interest in the fee of any such Mortgage.

     18.02. Subject to Section 18.03, if any Mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Property, whether through possession or foreclosure or the delivery of a deed to the Property, then, upon written request of such Mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such Mortgagee as Tenant's landlord under this Lease, and shall promptly execute and deliver any instrument that such Mortgagee may reasonably request to evidence such attornment (whether before or after making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee or Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee or Landlord may reasonably request to evidence such attornment. Without limiting Tenant's obligations as detailed above, but subject to Section 18.03, Tenant agrees to execute from time to time within ten (10) business days of Landlord's or such Mortgagee's request a commercially reasonable subordination, non-disturbance and attornment agreement evidencing Tenant's obligations under this Article 18 which is consistent with the terms of this Lease and does not in any manner materially increase Tenant's obligations nor materially diminish Tenant's rights under this Lease (individually and collectively a "Subordination Agreement"). Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant any such Subordination Agreement if Tenant fails to deliver the same within such ten (10) business day period and such Subordination Agreement as signed by Landlord or Landlord's beneficiary if Landlord is a land trust, as the case may be, shall be fully binding on Tenant.

     18.03. Notwithstanding anything to the contrary contained herein, Tenant's agreement to subordinate this Lease to any Mortgage and attorn to any Mortgagee or Transferee shall not be effective unless and until the Mortgagee shall execute and deliver to Tenant a commercially reasonable Subordination Agreement containing a non-disturbance covenant which is consistent with the terms of this Lease and does not in any manner materially increase Tenant's obligations nor materially diminish Tenant's rights under this Lease providing, among other things, that if any such Mortgage is foreclosed, or if any such ground lease is terminated (or if the Property is transferred in lieu of foreclosure), the Mortgagee or transferee shall agree to accept this Lease and not disturb Tenant's occupancy (so long as there is no continuing Event of Default). Tenant shall execute, attest, and notarize any such Subordination Agreement in accordance with the requirements of Sections 18.02 and 18.03.

ARTICLE 19      Bills and Notices.

     19.01. Except as otherwise in this Lease provided, any bill, statement, notice or communication which Landlord may desire or be required to give to Tenant, must be given or rendered in writing and delivered to Tenant personally by hand or sent by nationally recognized overnight courier service or sent by certified mail, return receipt requested, postage prepaid, addressed to Tenant at the following address:

                           ServicePharm Inc.
                           820 Bear Tavern Road
                           West Trenton, NJ 08628

                           With a copy to:
                           Life Sciences Research, Inc.
                           401 Hackensack Avenue, 9th Floor
                           Hackensack, NJ 07601
                           Facsimile number:  (201) 525-1331
                           Attention:  General Counsel

                           And a copy to Tenant Representative:
                           Woolley Road
                           Alconbury
                           Huntingdon
                           Cambridgeshire, PE28 4HS
                           ENGLAND
                           Attention:  Brian Cass

or at such other address as Tenant may designate by written notice from time to time to Landlord, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant personally or delivered to Tenant by overnight courier or five days after mailed as herein provided.

     19.02. Any notice by Tenant to Landlord must be served personally by hand or by nationally recognized overnight courier service or certified mail, return receipt requested, postage prepaid, addressed to Landlord at the following address:

                           Alconbury Properties III Limited
                           3rd Floor, Omar Hodge Building
                           Wickhams Cay 1
                           P.O. Box 362
                           Road Town
                           British Virgin Islands

                           With a copy to:
                           Allan Starr, Esq.
                           Starr Associates LLP
                           245 Fifth Avenue, Suite 1102
                           New York, NY 10016
                           Facsimile number:  (212) 696-5013

or at such other address as Landlord shall designate by written notice to Tenant from time to time during the term hereof, and the time of the rendition of such notice shall be deemed to be the time when the same is delivered to Landlord personally or delivered to Landlord by overnight courier or five days after mailed as herein provided.

ARTICLE 20      Quiet Enjoyment.

     Landlord covenants and agrees with Tenant that upon Tenant paying the Net Rent and Additional Rent and observing and performing, in all material respects, the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, Tenant may lawfully and quietly enjoy the Property without any hindrance or molestation by Landlord or any party claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease.

ARTICLE 21      Covenants To Bind And Benefit Respective Parties.

     The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors and (except as otherwise provided herein) assigns, and cannot be changed, modified or terminated orally, but only by an instrument in writing signed by the party against which enforcement is sought.

ARTICLE 22      Additional Rent.

     Any monies or amounts due Landlord from Tenant at any time during the term of this Lease, or otherwise pursuant to the terms of this Lease, other than Net Rent, shall be deemed "Additional Rent", and if Landlord, at any time, is pursuant to the terms of this Lease compelled to pay or elects to pay any sum of money or amount or to do any act which will require the payment of any sum of money, by reason of the failure of the Tenant to comply with any provision of this Lease, or if the Landlord is compelled to incur any expense, including, without limitation, reasonable attorneys' fees and disbursements, as a result of any breach on the part of the Tenant, the sum or sums so paid, or expenses so incurred by the Landlord, together with all Interest (as defined in Section 32.25) from the date such sums were paid or expense incurred through the date Tenant reimburses Landlord for such amounts, shall also be deemed Additional Rent under this Lease. Additional Rent shall be payable by Tenant to Landlord upon demand, unless otherwise set forth herein.

ARTICLE 23      Further Assurances.

     Each party shall cooperate and deliver such instruments and take such action as may be reasonably requested by the other party to carry out the provisions and purposes of this Lease and the transactions contemplated hereby, including any reasonable action reasonably requested by Tenant to assign and transfer title to Tenant or to vest more effectively in Tenant or to put Tenant more fully in possession of, any of the Property.

ARTICLE 24      Inspection.

     Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Property and shall arrange to meet with Landlord for a joint inspection of the Property prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Property shall be conclusively deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Property.

ARTICLE 25      Release.

     Tenant hereby releases Landlord and Landlord's employees, agents, partners, officers, directors, affiliates, shareholders and mortgagees ("Landlord's Related Parties") and waives any claims it may have against Landlord and Landlord's Related Parties from any liability for damage to or destruction of the trade fixtures, personal property (including also property under the care, custody, or control of Tenant or Tenant's employees, agents, partners, officers, directors, affiliates, and shareholders ("Tenant's Related Parties"), machinery, equipment, furniture, fixtures and business interests of Tenant or Tenant's Related Parties on the Property, except arising from Landlord's gross negligence or willful misconduct. This Article shall apply especially, but not exclusively, to damage or destruction caused by (i) fire or other casualty, (ii) the flooding of basements or other subsurface areas, (iii) refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or (iv) the bursting or leaking of pipes or plumbing fixtures, and shall apply equally, whether any such damage results from the act or omission of any other persons or entities, and whether such damage be caused by or result from any of the aforesaid, or shall be caused by or result from other circumstances of a similar or dissimilar nature.

ARTICLE 26      Hazardous Substances.

     26.01. "Hazardous Substance" means, without limitation, any petroleum product, contaminant, chemical product or intermediate, chemical by-product, flammable material, explosive, radioactive substances, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls, or other chemicals defined in Environmental Laws as hazardous substances, hazardous wastes, extremely hazardous wastes, solid wastes, toxic substances, pollutants or contaminants. "Environmental Law" means all law relating to the protection of human health and safety or the protection of the environment including, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and applicable rules, orders, ordinances or notices of any Authority. "Authority" means any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or any other judicial, public or statutory instrumentality, court or bureau. Any reference in this Lease to any
Environmental  Laws or  provisions  thereof  shall  be  deemed  to  include  any amendment, extension and successor thereof. "Release" means a Hazardous Substance that has been released, spilled, leaked, discharged, disposed of, emitted, emptied, injected, dumped or allowed to escape.

     26.02. Tenant covenants and agrees that it shall not cause, conduct, authorize or allow (i) the generation, transportation, storage, treatment, or usage at the Property, or any portion thereof, of any Hazardous Substance in violation of Environmental Laws in any material respect or without prior written authorization by Landlord, which authorization may be withheld in Landlord's reasonable discretion; (ii) a Release or threat of Release of Hazardous
Substances on, under, about or in the Property in violation of Environmental Laws in any material respect or without prior written authorization by Landlord, which authorization may be withheld in Landlord's reasonable discretion, provided, however, that nothing in this paragraph shall prohibit Tenant from conducting any activity that was conducted by Tenant immediately before the effective date of this Lease to the extent Tenant does so in compliance with Environmental Laws.

     26.03. If Tenant does dispose of any Hazardous Substance at the Property:

     (i) Tenant shall, at its own cost, obtain all necessary permits and authorizations from any governmental authority and comply with all Environmental Laws in all material respects;

     (ii) Tenant shall promptly provide Landlord with copies of all material communications, permits or agreements to, from or with any Authority relating to the Release of any Hazardous Substance in or around the Property;

     (iii) Once per year, or more frequently if there is a reasonable basis therefor, Landlord and Landlord's agents and employees shall have the right upon reasonable prior notice to enter the Property and/or conduct appropriate tests and investigations for the purpose of ascertaining that Tenant complies with all applicable Environmental Laws that relate in any way to the presence of Hazardous Substances on the Property;

     (iv) Once per year, or more frequently if there is a reasonable basis therefor, Landlord or its agents may perform, or upon written request by Landlord, Tenant shall provide Landlord with the final non-privileged results of appropriate tests or investigations of water and soil to demonstrate that Tenant is in compliance in all material respects with all applicable permits and Environmental Laws that relate in any way to the presence of Hazardous Substances on the Property.

     (v) Tenant shall, within fourteen (14) days of receiving a written request from Landlord, certify that the terms of this Article 26 have been fully complied with.

     26.04. If the presence, Release, threat of Release, placement on, in or around the Property, or the generation, transportation, storage, use, treatment, or disposal at or around the Property of any Hazardous Substance by Tenant or Tenant's Related Parties, or by any third party other than Landlord or Landlord's Related Parties during the term of this Lease or otherwise during Tenant's occupancy of the Property: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law, (ii) causes a material public health effect, or (iii) pollutes or threatens to pollute the environment, or endanger human health, Tenant shall promptly take any and all remedial and removal actions required by Environmental Laws necessary to clean up the Property to the least stringent remedial standard applicable to the Property given its use at the time of the remediation and mitigate exposure to liability arising from the Hazardous Substance.

     26.05. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's Related Parties, as applicable, from all conditions, liabilities, damages, costs, losses, expenses and claims of every kind or nature (including, but not limited to, court costs, reasonable attorney's fees and engineering and consulting fees) that may be asserted against them or that any of them may incur relating to, arising from or attributable to: (i) any breach by Tenant of any of its covenants or obligations contained in this Article 26, (ii) any inaccuracy of any representations or warranties of Tenant contained in this Article 26, or
(iii) the use, existence, handling, generation, storage, treatment, disposal, transportation or Release of any Hazardous Substances, on, in, at, from or under the Property (a) by Tenant or Tenant's Related Parties, (b) permitted, authorized or suffered by Tenant or Tenant's Related Parties or (c) by any third party other than Landlord or Landlord's Related Parties during the term of this Lease. The provisions of this Section 26.05 shall survive the termination or expiration of this Lease.

     26.06. Upon Landlord's request, Tenant shall promptly provide to Landlord Material Safety Data Sheets for any material used or stored on the Property by Tenant for which maintaining a Material Safety Data Sheet is required by Environmental Laws, and Tenant shall promptly deliver to Landlord updates of such Material Safety Data Sheets if requested by Landlord.

     26.07. Landlord and Tenant each acknowledge that as of the Commencement Date, Tenant anticipates using, in connection with its business operations conducted at the Property, the materials or substances used immediately before the Commencement Date, any other material for which the Occupational Safety and Health Act requires a Material Safety Data Sheet, and the materials or substances described in Exhibit C attached hereto (the "Scheduled Materials") which may be amended from time to time subject to the approval of Landlord in its reasonable discretion. Tenant's use of such Scheduled Materials in its operations conducted at the Property shall be subject to the representations, warranties and covenants by Tenant hereinafter set forth:

     (i) Tenant covenants and agrees that Tenant shall not store or allow to be stored on the Property any quantities of the Scheduled Materials for any period of time, or suffer any other act or omission, that would result in the Property being classified as a "treatment, storage or disposal facility" as defined by the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) or the state counterpart of such law (if the state has been granted authority to implement the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.)).

     (ii) Tenant covenants and agrees that prior to the Commencement Date or within the time period required by Environmental Laws, whichever is later, it will obtain all permits, licenses and other authorizations which are required under all Environmental Laws. Tenant covenants that it will be in material compliance with, and will remain in material compliance with, during the term of this Lease, all applicable terms and conditions of any and all such requirements, permits, licenses, authorizations, restrictions, conditions, standards, prohibitions, obligations, schedules and timetables contained in all Environmental Laws, and any notice or demand letter issued, entered, promulgated or approved thereunder.

     (iii) If Tenant discovers or otherwise becomes aware of: (a) any material Release of any Hazardous Substances, on or from the Property or the operations controlled by Tenant which is reasonably likely to require material remediation, investigation or other response action, or (b) any material violation of any Environmental Law arising out of or in connection with the operations of Tenant or Tenant's Related Parties on the Property, then Tenant shall provide prompt written notice of such Release or violation to Landlord.

     (iv) Tenant shall provide a copy of any final report required to be prepared by Tenant for or pursuant to regulations promulgated under the Occupational, Safety and Health Act relating to the Property within five (5) days of submission thereof by the Tenant.

     (v) Tenant acknowledges and agrees that Landlord's agreement to permit Tenant to use the Scheduled Materials in its business operations on the Property shall in no way affect, limit or abrogate Tenant's covenants and indemnities set forth in this Article 26.

     26.08. Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), perform any invasive environmental sampling or testing of soil, groundwater, surface water or sediment on, under or relating to the Property unless Tenant is required to do so under Environmental Law or by an Authority.

     26.09. Without Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed, Tenant shall not intentionally perform, or cause to be performed, any activity which would result in asbestos becoming friable or otherwise result in the disturbance or removal of asbestos or any substance known to contain asbestos; provided, however, that Landlord shall identify the type, location and condition of any asbestos or asbestos containing material known or suspected by Landlord to be present at the Property. In addition, Tenant will maintain all asbestos or substances containing asbestos in material compliance with Environmental Law.

     26.10.   Landlord   shall  provide  Tenant  copies  of  or  access  to  all
environmental reports or audits in its possession or control regarding the Property.

ARTICLE 27      Condition of the Property.

     Tenant represents and warrants to Landlord that Tenant has had the opportunity to examine, inspect, and investigate to the full satisfaction of Tenant, the physical nature and condition of the Property. Tenant agrees to accept the Property in its "as is" condition on the Commencement Date (including, without limitation, all existing violations of law, if any, whether or not of record, the presence of asbestos, hazardous substances or waste, if any, and the absence of a certificate of occupancy, if such is the case).

ARTICLE 28      Estoppel Certificate.

     Landlord and Tenant agree, from time to time, within ten (10) days after request by the other to deliver to the other or the other designee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord or Tenant, or so specifying such defaults if any are claimed, and (iii) in the case of a certificate requested by Landlord, containing any other provisions reasonably requested by Landlord that relate to the Lease. In the event that Tenant fails to provide such certificate to Landlord in the time period set forth above, Landlord shall provide written notice to Tenant that Tenant has failed to provide the certificate and Tenant shall have three (3) business days to provide such certificate to Landlord. In addition, Tenant agrees that each subtenant of Tenant shall be obligated pursuant to its sublease, to deliver an estoppel certificate to Landlord in accordance with the requirements of this Article relating to such subtenant's sublease.

ARTICLE 29      Survival of Obligations

     All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term of this Lease, including without limitation, (i) all payment obligations with respect to Net Rent, Additional
Rent and other sums due under this Lease, and (ii) all obligations concerning the condition and repair of the Property. The provision of this Paragraph shall in no way be deemed to limit or restrict Tenant's other obligations under this Lease.

ARTICLE 30      Miscellaneous.

     30.01. Landlord and Tenant represent and warrant to each other that as to itself, that no broker or finder procured this Lease and that Landlord or Tenant, as applicable, had no conversations or negotiations with any broker concerning the leasing of the Property. Tenant shall indemnify Landlord and Landlord shall indemnify Tenant, as applicable, against liability in connection with a breach of its representation and warranty in this Article and in connection with any claim for a brokerage or finder's commission or fee arising out of any conversations or negotiations had by Landlord or Tenant, as applicable, with any broker. This indemnification shall survive the term and any termination of this Lease.

     30.02. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each remaining term and provision shall be valid and be enforced to the fullest extent permitted by law.

     30.03.  The  parties  hereto  agree  that this Lease  constitutes  the only agreement between them with respect to the Property and that no oral representations or no prior written matter extrinsic to this instrument shall have any force or effect. Tenant agrees that it has signed this Lease fully aware of the condition of the Property and all other matters relative thereto and is not relying on any representations or agreements other than those contained in this Lease.

     30.04. Promptly upon the request of either party, either party may record a memorandum of this Lease and any amendments thereto. If a memorandum is to be recorded, the parties shall execute, acknowledge and deliver a memorandum hereof in recordable form, the form and substance of which shall conform to applicable law, but may contain such other provisions of this Lease or the substance thereof, as either party may reasonably require, excepting rental provisions. The cost of such recording shall be borne by the requesting party. The foregoing shall also apply with respect to each modification of this Lease.

     30.05. Notwithstanding anything contained to the contrary in this Lease, whether express or implied, it is agreed that Tenant will look only to Landlord's fee interest in and to the Property (and the proceeds from the sale thereof) for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of a breach or default under this Lease by Landlord, and no other property or assets of Landlord or its directors, officers, shareholders, partners, joint venturers or other principals (disclosed or undisclosed) shall be subject to suit or to levy, execution or other enforcement procedures for the satisfaction of any such judgment (or other judicial process).

     30.06. The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or of any provisions thereof, or in any way affect this Lease.

     30.07.  The use herein of (i) the singular  shall  include the plural,  and
(ii) the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant.

     30.08. This Lease shall be governed by the laws of the State of New Jersey in all respects including, without limitation, the validity, construction and performance thereof. Notwithstanding the foregoing, this Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

     30.09. This Lease may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original and all of which counterparts taken together shall constitute but one and the same Lease.

     30.10. In any action by either party for the enforcement any of the covenants or provisions of this Lease or on account of the provisions of this Lease, the non-prevailing party shall be liable for all costs and expenses
(including, without limitation, attorneys' fees and disbursements) of the prevailing party in connection therewith, and such costs and expenses may be included in and form a part of any judgment entered therefor.

     30.11. Time is of the essence with respect to the Tenant's obligations under this Lease.

     30.12. Tenant shall inform Landlord in writing whom it nominates to act on its behalf with respect to any matters related to this Agreement and/or the Property and Landlord covenants only to deal with such person unless it receives written notification from Tenant that an alternative person has been authorized to act on its behalf. Landlord and Tenant each agree to designate a representative ("Representative") for purposes of transmitting information, receiving notices, and for conducting authorized discussions between the parties. Such Representative may be replaced or supplemented by Landlord or Tenant, as the case may be, upon the notice to the other party. The Landlord Representative is Andrew Baker; the Tenant Representative is Brian Cass.

ARTICLE 31      Renewal Option.

     31.01. Subject to the terms and conditions of this Article 31, Tenant shall have the right to extend the initial term of this Lease for two (2) additional periods of five years (the "Renewal Periods"), upon the same terms and conditions in effect under this Lease immediately prior to the Renewal Periods (the "Renewal Option"); provided, however, the Net Rent for each Lease Year during the Renewal Periods shall be in the amounts set forth on Exhibit 31.01. Tenant may exercise the Renewal Option by delivering to Landlord written notice of its election to do so no later than twelve months prior to the expiration of the term of this Lease or the term of the first extension ("Tenant's Renewal Option Notice"). Said exercise, at Landlord's election, shall be null and void if a Default on the part of Tenant has occurred and is continuing at the time of the exercise of such option or if an Event of Default is continuing as of the date the Renewal Period commences. Tenant shall have the right to exercise the Renewal Option granted herein only with respect to the entire Property. If Tenant shall fail to exercise the Renewal Option as provided above, said Renewal Option shall terminate, and shall be null and void and of no further force or effect.

     31.02. Except with respect to the amount of Net Rent and except for the Renewal Option, all of the terms and conditions of this Lease shall apply to the Renewal Period.

ARTICLE 32      Definitions.

     32.01. "AAA Rules" shall have the meaning set forth in Exhibit 7.02.

     32.02. "Additional Rent" shall have the meaning set forth in Section 3.04.

     32.03. "Adjustment Deadline" shall have the meaning set forth in Exhibit 6.01.

     32.04. "Alterations" shall have the meaning setoff forth in Section 9.01.

     32.05. "Arbitration" shall have the meaning set forth in Section 6.01(i).

     32.06. "Architect" shall have the meaning set forth in Section 6.02(i).

     32.07. "Assignment" shall have the meaning set forth in Section 15.01.

     32.08. "Authority" shall have the meaning set forth in Section 26.01.

     32.09. "Breaches" shall have the meaning set forth in Section 12.01.

     32.10. "Building Additions" shall have the meaning set forth in Section 34.01.

     32.11. "Change in Control" of an entity occurs if a person who controls such entity ceases to do so or if another person acquires any control of such entity. "Control" shall mean, in relation to an entity, the power of a person to cause the affairs of the entity to be conducted in accordance with the wishes of that person:

     (i) by means of the holding of shares, or the possession of voting power, in or in relation to that entity or any other entity; or

     (ii)  by  virtue  of  any  powers  conferred  by  the   constitutional   or
organizational documents, or any other document, regulating that or any other entity,

     32.12. "Claimant" shall have the meaning set forth in Exhibit 7.02.

     32.13.  "Claims  Notice"  shall  have the  meaning  set  forth  in  Section
14.02(vi).

     32.14.  "Commencement  Date"  shall have the  meaning  set forth in Section
1.02.

     32.15. "Consumer Price Index" shall mean the Consumer Price Index for All Urban Consumers (1982-1984 = 100) released by the United States Department of Labor, Bureau of Labor Statistics, relating to Consumer Prices for All Items in the Philadelphia-Wilmington-Atlantic City area. The statistical methods used for computing the Consumer Price Index shall be such as are chosen by the United States Department of Labor for that purpose irrespective of whether the methods are changed from time to time. If the base year selected by the United States Department of Labor shall be changed, then the resultant Index shall be readjusted so as to reflect the base initially established under this Lease. If the Index shall no longer be published or cannot be readjusted, then Landlord shall designate another Index generally recognized as authoritative which shall then be substituted for the Consumer Price Index.

     32.16. "Damages" shall have the meaning set forth in Section 14.01(iii).

     32.17.  "Environmental  Law"  shall have the  meaning  set forth in Section
26.01.

     32.18.  "Event of  Default"  shall  have the  meaning  set forth in Section
17.01.

     32.19. "Expiration Date" shall have the meaning set forth in Section 1.02.

     32.20. "First Offer" shall have the meaning set forth in Section 36.01.

     32.21. "Hazardous Substance" shall have the meaning set forth in Section 26.01.

     32.22. "Impositions" shall have the meaning set forth in Section 4.01.

     32.23. "Indemnified Claim" shall have the meaning set forth in Section 14.02(v).

     32.24. "Indemnified Party" shall mean Tenant Indemnified Party or Landlord Indemnified Party, as applicable.

     32.25. "Interest" shall mean a rate per annum equal to the lesser of (i) the highest rate permitted by law or (ii) the default rate charged under any first mortgage loan secured against the Property, and if no such first mortgage loan default rate exists, then two percent (2%) per annum above the prime rate published from time to time in the Wall Street Journal.

     32.26. "Land" shall have the meaning set forth in Background A.

     32.27. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Property, so that in the event of any transfer of title of the said Property and the express assumption of all of the obligations of Landlord hereunder by the Transferee occurring after the date of such transfer, the said transferor or Landlord shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land, without further agreement between the parties or their successors in interest that the transferee has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Landlord hereunder.

     32.28.  "Landlord  Indemnified  Party"  shall have the meaning set forth in
Section 14.01(ii).

     32.29.  "Landlord's  Related  Parties"  shall have the meaning set forth in
Article 25.

     32.30. "Lease" shall have the meaning set forth in the Introduction.

     32.31. "Lease Term" shall have the meaning set forth in Section 1.02.

     32.32. "Lease Year" shall mean a period of twelve consecutive calendar months. The first Lease Year shall commence on the Commencement Date and each succeeding Lease Year shall commence on the anniversary date of the first Lease Year.

     32.33. "Leased Buildings" shall have the meaning set forth in Background A.

     32.34. "Litigation Conditions" shall have the meaning set forth in Section 14.02(i).

     32.35. "Mortgage" shall have the meaning set forth in Section 18.01.

     32.36. "Mortgagee" shall have the meaning set forth in Section 18.01.

     32.37. "Net Rent" shall have the meaning set forth in Section 3.01.

     32.38. "Offer Notice" shall have the meaning set forth in Section 36.01.

     32.39. "Personal Property" shall have the meaning on that Exhibit B.

     32.40. "Property" shall have the meaning set forth in Background A.

     32.41.  "Proposal  to Sell"  shall  have the  meaning  set forth in Section
36.01.

     32.42.  "Purchase and Sale  Agreement"  shall have the meaning set forth in
Section 36.02.

     32.43. "Release" shall have the meaning set forth in Section 26.01.

     32.44. "Renewal Option" shall have the meaning set forth in Section 31.01.

     32.45. "Renewal Periods" shall have the meaning set forth in Section 31.01.

     32.46.  "Repair  Estimate"  shall  have the  meaning  set forth in  Section
6.01(i).

     32.47. "Repair Period" shall have the meaning set forth in Exhibit 6.01.

     32.48. "Reply Date" shall have the meaning set forth in Section 36.02.

     32.49. "Reply Notice" shall have the meaning set forth in Section 36.02.

     32.50. "Representative" shall have the meaning set forth in Section 30.12.

     32.51. "Requisition" shall have the meaning set forth in Section 6.03(i).

     32.52. "Respondent" shall have the meaning set forth in Exhibit 7.02.

     32.53. "Restoration" shall have the meaning set forth in Section 6.03.

     32.54. "Return Date" shall have the meaning set forth in Section 36.02.

     32.55. "Sale Terms" shall have the meaning set forth in Section 36.01.

     32.56. "Scheduled Materials" shall have the meaning set forth in Section 26.07.

     32.57. "Security Deposit" shall have the meaning set forth in Article 33.

     32.58.  "Subordination  Agreement"  shall  have the  meaning  set  forth in
Section 18.02.

     32.59. The term "Tenant," as used in this Lease, shall include more than one person if more than one person is Tenant and that if, at any time, the term "Tenant" shall include more than one person, the obligations of all such persons under this Lease shall be joint and several.

     32.60.  "Tenant  Indemnified  Party"  shall have the  meaning  set forth in
Section 14.01(i).

     32.61. "Tenant Parcel" shall have the meaning set forth in Section 36.01.

     32.62.  "Tenant's  Related  Parties"  shall have the  meaning  set forth in
Article 25.

     32.63. "Tenant's Renewal Option Notice" shall have the meaning set forth in
Section 31.01.

     32.64. "Third Party Claim" shall have the meaning set forth in Section 14.02(i).

     32.65. "Transferee" shall have the meaning set forth in Section 15.01.

     32.66. "Unavoidable Delays" shall mean delays caused by strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, terrorist action, epidemic, public utility failure, unavoidable casualty, moratorium or similar laws prohibiting performance or severe weather conditions or any other similar matter which shall be beyond the reasonable control of Tenant or Landlord, as the case may be; but the lack or insufficiency of funds shall not constitute an Unavoidable Delay.

     32.67. "Utilities" shall have the meaning set forth in Section 4.08.

     32.68. "Withdrawable Area" shall have the meaning set forth in Exhibit A.

ARTICLE 33      Security Deposit.

     Tenant shall provide a security deposit ("Security Deposit") to Landlord upon the Landlord's closing of the refinancing or restructured financing the mortgage debt secured against the Property as of the Commencement Date. Such Security Deposit shall be in an amount equal to three multiplied by the Net Rent for the month in which such refinancing or restructured financing occurs. Such Security Deposit shall be returned to Tenant after Tenant has paid the rent due under this Agreement on time for a minimum of three (3) successive years. If at any time during the term there shall be a Change in Control (as defined in Section 32.11 of this Lease) of the Tenant, then Tenant shall redeposit a Security Deposit with Landlord for a further three (3) consecutive years of timely rent payments under this Agreement before release of the Security Deposit. Such Security Deposit may be in cash, held by Landlord's first mortgagee, or if Landlord has no first mortgagee willing to hold the deposit, then by Landlord, in escrow as security for the payment and performance by Tenant of Tenant's obligations under this Lease. Landlord shall have the right, during the continuation of an Event of Default by Tenant, and regardless of the exercise of any other remedy Landlord may have by reason of a default, to apply all or any part of the Security Deposit to cure any Event of Default of Tenant still continuing, and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount applied so that Landlord shall have the full amount of the Security Deposit at all times during the Term. If Tenant fails to make such cash deposit, Landlord shall have the same remedies for such failure as Landlord has for a default in the payment of Net Rent. If Tenant defaults under this Lease, the Security Deposit shall not be deemed liquidated damages and Landlord may apply the Security to reduce Landlord's damages, and such application of the Security Deposit shall not preclude Landlord from recovering from Tenant all additional damages incurred by Landlord. The Security Deposit shall be held in an escrow account which bears interest accruable to Tenant, which interest shall be payable to Tenant upon demand.

ARTICLE 34      Building Addition.

     34.01. Tenant may elect to expand the gross rentable square footage on the Property by construction of new Leased Buildings or additions to current Leased Buildings ("Building Additions"), subject to the following requirements:

     (i) The construction of all Building Additions shall be governed by the same requirements that are applied to Alterations, and the undertaking or repair and maintenance shall be in the same manner as required of Alterations, except that the Leased Building shall not be removed, but only the fixtures, equipment, and other work which is neither a building, building system, or structural element of a building can be required by Landlord to be removed at the conclusion of the Lease Term.

     (ii) Tenant's right to make Building Additions shall remain unfettered until the third anniversary of the Commencement Date; thereafter, Tenant shall have the right to make Building Additions only with the prior written consent of Landlord, such consent not to be unreasonably withheld, delayed or conditioned.

     (iii) The Building Additions shall be added to and become a part of the Leased Buildings and shall be governed in all respects by the terms of this Lease.

     (iv) Tenant may elect to construct the Building Addition at its sole cost either by using its own forces, or by directing Landlord to perform such work, subject to Landlord and Tenant agreeing to the terms of such undertaking by Landlord.

ARTICLE 35      Landlord Development.

     The Landlord shall be entitled to carry out or permit the development of the Withdrawable Property or any part thereof and to build on or into any boundary wall of the Property or to re-route any services in or access to the Property or connect into any Utilities at the Property provided it shall have given prior written notification of its intentions (two months prior to such works) to the Tenant and have consulted with and considered the Tenant's representations regarding such works without payment of compensation to the Tenant for any damage or otherwise, subject to the Landlord exercising such right in a reasonable manner and making good any damage caused to the Property and ensuring that any disposition is for little time as reasonably possible and that an adequate alternative service or route is provided by the Landlord at the Landlord's cost but notwithstanding any diminution of light or air to the Property.

ARTICLE 36      Right of First Offer.

     36.01. Right of First Offer Upon Proposal to Sell.

     (a) Notice of Interest to Sell. During the Term, in the event Landlord engages in the marketing for sale ("Proposal to Sell") that portion of the Property which is in whole or in part occupied by Tenant for the operation of its business ("Tenant Parcel"), then at least 90 days prior to commencing such Proposal to Sell ("Landlord's Offer Period"), Landlord shall deliver to Tenant a notice (the "Offer Notice") of the intent to market the Tenant Parcel for sale and the terms under which the Landlord would agree to sell the Tenant Parcel ("First Offer"). The Landlord shall include in such notice the full and accurate particulars of the proposed terms of sale ("Sale Terms"). Tenant agrees that inclusion of any information other than the proposed offer price shall be in the sole discretion of the Landlord, and there shall be no duty or requirement for Landlord to include any other information.

     36.02. Exercise of Right of First Offer.

     (a) If no later than fifteen (15) days after the end of Landlord's Offer Period, the Tenant delivers to Landlord a reply notice ("Reply Notice") which notifies Landlord that Tenant shall enter into a purchase and sale agreement on the terms set forth in Section 36.01 ("Purchase and Sale Agreement"), then Landlord shall instruct its attorneys to prepare the Purchase and Sale Agreement containing the Sale Terms, including a settlement 30 days after execution and delivery of the Purchase and Sale Agreement. Tenant shall execute and deliver to Landlord such Purchase and Sale Agreement with all exhibits attached within fifteen (15) days after receipt of it ("Return Date") and close under the Purchase and Sale Agreement 30 days after full execution and delivery of the Purchase and Sale Agreement. If Tenant fails to give the Reply Notice by the Reply Date or fails to execute and deliver the Purchase and Sale Agreement by the Return Date, then Tenant's right to purchase the Tenant Parcel shall be deemed waived, whereupon Tenant shall not have any further rights or liabilities under the right of First Offer (except as provided in subsection (b), below). Landlord shall thereafter have the right to market and sell the Tenant Parcel on any terms it may elect in its sole discretion. Tenant and Landlord agree that a Purchase and Sale Agreement will be mutually acceptable if it is on terms substantially similar in effect as those of the Purchase and Sale Agreement dated this day pursuant to which Tenant sold Landlord the Property.

     (b) Notwithstanding the foregoing, if (i) Tenant is deemed to waive its rights under subsection (a) with respect to the Purchase and Sale Agreement and
(ii) Landlord enters into a separate contract for sale of the Tenant Parcel , then if either (A) such contract for sale is not on terms substantially similar to the Purchase and Sale Agreement (defined below), including, without limitation, any purchase price reduction to be limited to no less than 95% of the purchase price in the Purchase and Sale Agreement, or (B) such contract for sale does not result in a settlement within twelve (12) months after the Reply Date, the right of First Offer shall be reinstated, and the Landlord shall have the obligation to offer Tenant the right to purchase the Tenant Parcel by sending to Tenant a new Offer Notice reflecting, as appropriate, the terms of the contract for sale which Landlord would otherwise enter into, or the terms for which Landlord would intend to market the Tenant Parcel. In the event a broker would be entitled to a commission for the sale to the Tenant or for the sale to a third party, any change in the broker's commission shall be disregarded for purposes of calculating the purchase price reduction referred to in the first sentence in this section above.

     36.03. Exclusions.  The Proposal to Sell shall not include in its scope any
(i) gifts, (ii) transfers of stock, (iii) transfers by operation of law such as mergers, dissolutions, or reorganizations, (iv) transfers to affiliates of Landlord, or (v) involuntary transfers such as foreclosures, deeds-in-lieu of foreclosure, court-ordered liquidations, receiverships, sequestrations, custodianships, bankruptcies, or condemnations. The Tenant's right of First Offer shall not apply (i) during the final 24 months of the term, (ii) during the continuation of any Event of Default, (iii) after the cessation of the operation of business by Tenant at the Tenant Parcel, nor (iv) at anytime the Tenant has assigned or sublet more than 10% of the building rentable square footage of the Tenant Parcel.

     36.04. Inclusions. If the Proposal to Sell is part of a proposal which includes the sale other property or other companies, whether owned by Landlord, its affiliates, or otherwise, then Tenant's rights of First Offer shall apply only to all of the assets involved in the proposed sale of which the Tenant Parcel is a part.

     36.05. Divestiture. Any foreclosure or deed-in-lieu of foreclosure or similar recovery action initiated by a mortgagee, shall cause the Tenant's rights under this Section relating to the right to First Offer to be divested and of no further force or effect, notwithstanding anything to the contrary contained in this Lease, including, without limitation, Article 18 of this Lease.

                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Lease to be executed as of the day and year first above written.

                                    LANDLORD

                                    ALCONBURY PROPERTIES III LIMITED


                                    By:      /s/ Andrew Baker
                                    Name: Andrew Baker
                                    Title: Authorized Signatory


                                    TENANT

                                    SERVICEPHARM INC.



                                    By:      /s/ Mark Bibi
                                    Name: Mark Bibi
                                    Title:   Vice President and Secretary

                              ADDENDUM OF GUARANTY

     The undersigned (the "Guarantor") hereby absolutely and unconditionally, jointly and severally, guarantees the prompt, complete, and full and punctual payment, observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the tenant under that certain Lease Agreement (such lease, as amended, being herein referred to as the "Lease"), between ALCONBURY PROPERTIES III LIMITED, as Landlord ("Landlord"), and SERVICEPHARM INC., as Tenant ("Tenant") covering the premises located at Mettlers Road, East Millstone, New Jersey 08875 and all renewals, amendments, expansions, and modifications of the Lease. This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.

     The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity.

     This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

     The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.

     Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

     The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed nor by any modification of such Lease; but in case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

     Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

     Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; and (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder.

     The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief"); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief; (iv) the cessation from any cause whatsoever of the liability of Tenant; or (v) the dissolution, liquidation or ceasing to do business of Tenant.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had not been made.

     This Guaranty is executed and delivered for the benefit of Landlord and its successors and assigns, and is and shall be binding upon Guarantor and its successors and assigns, but Guarantor may not assign its obligations hereunder.

     GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.

     Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the terms of this Guaranty if Guarantor opposes such enforcement and if Landlord prevails in its enforcement.

     This Guaranty shall be governed by and construed in accordance with the internal laws of the State which governs the Lease excluding any principles of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

     WITNESS THE EXECUTION hereof this 14th day of June, 2005.

                                    GUARANTOR:

                                    Life Sciences Research, Inc.



                                    By: /s/ Richard Michaelson
                                    Name:     Richard Michaelson
                                    Title:    CFO and Secretary